UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
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Exchange Act of 1934 (Amendment No.  )
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☐	Soliciting Material Pursuant to §240.14a-12

PANERA BREAD COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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PANERA BREAD COMPANY
6710 Clayton Road
Richmond Heights, Missouri 63117

April 16, 2007

Dear Stockholder:

You are cordially invited to attend the 2007 Annual Meeting of Stockholders of Panera Bread Company to be held at 10:30 a.m., Central Daylight Time, on Thursday, May 24, 2007 at the Crowne Plaza Hotel, Crystal Ballroom, 7750 Carondelet Avenue, Clayton, Missouri 63105.

At the Annual Meeting, you will be asked to elect one person to the Board of Directors, approve an amendment to our 1992 Employee Stock Purchase Plan increasing the number of shares available under the plan from 700,000 to 825,000 and granting to our Board of Directors the power to designate subsidiaries whose employees are eligible to participate in the plan and to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm. The Board of Directors recommends approval of each of these proposals.

We hope you will be able to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, it is important that your shares are represented. Therefore, if you do not plan to attend the Annual Meeting, we urge you to promptly vote your shares on the Internet, by telephone or by completing, signing, dating and returning the enclosed proxy card in accordance with the instructions.

On behalf of all of our team members and directors, I would like to thank you for your continuing support and confidence.

Sincerely,

Ronald M. Shaich
Chairman and Chief Executive Officer

YOUR VOTE IS IMPORTANT.

We urge you to promptly vote your shares on the Internet, by telephone or by completing, signing, dating and returning the enclosed proxy card.

PANERA BREAD COMPANY
6710 Clayton Road
Richmond Heights, Missouri 63117

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 24, 2007

The Annual Meeting of Stockholders of Panera Bread Company will be held on Thursday, May 24, 2007 at 10:30 a.m., Central Daylight Time, at the Crowne Plaza Hotel, Crystal Ballroom, 7750 Carondelet Avenue, Clayton, Missouri 63105, to consider and act upon the following matters:

1. To elect one director to our Board of Directors to serve for a term ending in 2010, or until his successor has been duly elected and qualified;

2. To consider and act upon a proposal to approve an amendment to our 1992 Employee Stock Purchase Plan increasing the number of shares available for issuance under the plan from 700,000 to 825,000 and granting to our Board of Directors the power to designate subsidiaries whose employees are eligible to participate in the plan;

3. To consider and act upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 25, 2007; and

4. To transact such other business as may properly come before the Annual Meeting and any adjournment or adjournments thereof.

Stockholders of record on our books at the close of business on March 26, 2007 are entitled to notice of and to vote at the meeting.

Whether or not you plan to attend the meeting personally, please vote your shares on the Internet, by telephone or by completing, signing, dating and returning the enclosed proxy as soon as possible in the envelope provided. If you attend the meeting and prefer to vote at that time, you may do so.

By Order of the Board of Directors,

Patricia A. Gray
Secretary

Dated: April 16, 2007

PANERA BREAD COMPANY
6710 Clayton Road
Richmond Heights, Missouri 63117

PROXY STATEMENT

INFORMATION ABOUT THE MEETING AND VOTING

Solicitation of Proxies

We are first mailing this proxy statement and the accompanying proxy card to stockholders on or about April 16, 2007 in conjunction with mailing our 2006 Annual Report to Stockholders. The Board of Directors solicits the accompanying proxy for use at our Annual Meeting of Stockholders to be held at 10:30 a.m., Central Daylight Time, on May 24, 2007, and any adjournment or postponement. We will pay the cost of soliciting proxies. Our directors, officers and employees may assist in the solicitation of proxies by mail, telephone, facsimile, Internet and personal interview without additional compensation. We have also engaged MacKenzie Partners, Inc. to assist in the solicitation of proxies by mail, telephone, facsimile or Internet, or in person, for a fee of approximately $6,500, plus out-of-pocket expenses relating to the solicitation.

Proposals to be Voted Upon

Proposal 1.  The first proposal is to elect one director to our Board of Directors to serve for a term ending in 2010, or until his successor has been duly elected and qualified.

Proposal 2.  The second proposal is to approve an amendment to the Company’s 1992 Employee Stock Purchase Plan increasing the number of shares available for issuance under the plan from 700,000 to 825,000 and granting to our Board of Directors the power to designate subsidiaries whose employees are eligible to participate in the plan.

Proposal 3.  The third proposal is to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 25, 2007.

When you return your proxy properly signed (or vote on the Internet or by telephone), your shares will be voted by the persons named as proxies in accordance with your directions. You are urged to specify your choices on the enclosed proxy card. If you sign and return your proxy without specifying choices, your shares will be voted “FOR” election of the nominee listed in Proposal 1 and “FOR” Proposals 2 and 3, and in the discretion of the persons named as proxies in the manner they believe to be in our Company’s best interests as to other matters that may properly come before the meeting.

Voting Procedures

You may vote either in person at the Annual Meeting or by proxy. To vote by proxy, you must select one of the following options:

• Complete the enclosed proxy card:

•	Complete all of the required information on the proxy card.

•	Date and sign the proxy card.

•	Return the proxy card in the enclosed postage-paid envelope. We must receive the proxy card not later than May 23, 2007, the day before the Annual Meeting, for your proxy to be valid and for your vote to count.

•	If you are not the stockholder of record and hold shares through a custodian, broker or other agent, such agent may have special voting instructions that you should follow.

• Vote by telephone (telephone voting instructions are printed on the proxy card):

•	Call the toll-free voting telephone number: 1-800-652-8683.

•	Have the proxy card in hand.

•	Follow and comply with the recorded instructions before the deadline of May 23, 2007.

•	If you are not the stockholder of record and hold shares through a custodian, broker or other agent, such agent may have special voting instructions that you should follow.

• Vote on the Internet (Internet voting instructions are printed on the proxy card):

•	Access http://www.investorvote.com.

•	Have the proxy card in hand.

•	Follow the instructions provided on the site.

•	Submit the electronic proxy before the deadline of May 23, 2007.

•	If you are not the stockholder of record and hold shares through a custodian, broker or other agent, such agent may have special voting instructions that you should follow.

Telephone and Internet voting ends at 11:59 p.m., Eastern Daylight Time, on May 23, 2007. If you vote in a timely manner by the Internet or telephone, you do not have to return your proxy card for your vote to count. Please be aware that if you vote on the Internet, you may incur costs such as normal telephone and Internet access charges for which you will be responsible.

The Internet and telephone voting procedures appear on the enclosed proxy card. You may also log on to change your vote or to confirm that your vote has been properly recorded before the deadline.

Whether or not you expect to be present in person at the Annual Meeting, you are requested to complete, sign, date and return the enclosed form of proxy or to vote by telephone or Internet. The shares represented by your proxy will be voted in accordance with your instructions. If you attend the meeting, you may vote by ballot. If you want to vote in person at the Annual Meeting, and you own your shares through a custodian, broker or other agent, you must obtain a proxy from that party in their capacity as owner of record for your shares and bring the proxy to the Annual Meeting.

Shares represented by proxies on the enclosed proxy card will be counted in the vote at the Annual Meeting if we receive your proxy card by May 23, 2007. Proxies submitted by the Internet or by telephone will be counted in the vote only if they are received by 11:59 p.m., Eastern Daylight Time, on May 23, 2007.

Your properly completed proxy/voting instruction card will appoint Neal J. Yanofsky, Jeffrey W. Kip and Patricia A. Gray as proxy holders, or your representatives, to vote your shares in the manner directed therein by you. Mr. Yanofsky is our President, Mr. Kip is our Senior Vice President and Chief Financial Officer and Ms. Gray is our Senior Vice President, Chief Legal Officer and Secretary. Your proxy permits you to direct the proxy holders to:

•	vote “for” or to withhold your votes from a particular nominee for director;

•	vote “for,” “against” or “abstain” from the proposal to approve an amendment to our 1992 Employee Stock Purchase Plan increasing the number of shares available for issuance under the plan from 700,000 to 825,000 and granting to our Board of Directors the power to designate subsidiaries whose employees are eligible to participate in the plan; and

•	vote “for,” “against” or “abstain” from the proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 25, 2007.

All shares entitled to vote and represented by properly completed proxies received prior to the meeting and not revoked will be voted at the meeting in accordance with your instructions. If you do not indicate how your shares are to be voted on a matter, the shares represented by your properly completed proxy will be voted “FOR” the election of the nominee for director, “FOR” the proposal to amend the 1992 Employee Stock Purchase Plan and “FOR” the proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 25, 2007.

Revocation of Proxies

You may revoke your proxy at any time before its use by casting a new vote on the Internet or by telephone or by delivering to us a duly executed proxy or written notice of revocation bearing a later date. If you execute a proxy but are present at the meeting, and you wish to vote in person, you may do so by revoking your proxy. Shares represented by valid proxies, received in time for use at the meeting and not revoked at or prior to the meeting, will be voted at the meeting.

Stockholders Entitled to Vote

The Board of Directors has fixed March 26, 2007 as the record date for the meeting. You are entitled to vote (in person or by proxy) at the Annual Meeting if you were a stockholder of record on the record date. On the record date, we had 30,483,079 shares of Class A Common Stock outstanding (each of which entitles its holder to one vote), and 1,400,013 shares of Class B Common Stock outstanding (each of which entitles its holder to three votes). Unless indicated otherwise, we refer to our Class A and Class B Common Stock in this proxy statement as the “Common Stock.” Holders of Common Stock do not have cumulative voting rights.

Shares Held in 401(k) Plan

On March 26, 2007, our 401(k) plan, which is called the Panera Bread Company 401(k) Savings Plan, held 28,537 shares of our Class A Common Stock in the name of Banker’s Trust Company, as trustee of the 401(k) Plan. If you are a participant in the 401(k) Plan, you may instruct Banker’s Trust how to vote shares of Common Stock credited to your 401(k) Plan account by indicating your instructions on your proxy card and returning it to us by May 21, 2007. Our Chief Financial Officer will vote all shares held in the 401(k) Plan for which Banker’s Trust does not receive voting instructions, “FOR” the nominee listed in Proposal 1 and “FOR” Proposals 2 and 3. The trustee will vote the shares as instructed if proper instructions are received by 11:59 p.m., Eastern Daylight Time, on May 21, 2007.

Quorum

For all proposals on the agenda for the meeting, the holders of a majority in interest of the combined voting power of the Common Stock issued and outstanding entitled to vote must be present in person or by proxy for a quorum. Shares represented by all proxies received, including proxies that withhold authority for the election of a director and/or abstain from voting on a proposal, as well as “broker non-votes” described below, will be counted toward establishing the presence of a quorum.

Votes Required

The director will be elected by plurality vote of the combined voting power of the shares of Common Stock present at the meeting in person or by proxy and entitled to vote. Shares for which the vote is withheld will be excluded entirely and will have no effect on the election of the director.

Under our by-laws, Proposals 2 and 3 require an affirmative vote of a majority of the combined voting power of the shares of Common Stock present at the meeting in person or by proxy and entitled to be cast at the meeting. For this purpose, abstentions are considered present and will have the effect of a vote against. In addition, “broker non-votes” will be excluded entirely and will have no effect on Proposals 2 and 3.

Under the rules of the Nasdaq Global Select Market, Proposal 2 also requires the affirmative vote of a majority of the total votes cast on the Proposal in person or by proxy. For this purpose, abstentions will be treated as votes cast and will have the same effect as a vote against Proposal 2. Broker non-votes will not be considered to be votes cast with respect to this matter and thus will have no effect on the outcome.

If you hold shares of Common Stock through a broker, bank or other representative, generally the broker, bank or representative may only vote the Common Stock in accordance with your instructions. However, if your representative does not timely receive instructions, your representative may only vote on those matters for which it has discretionary voting authority. If your representative cannot vote on a particular matter because it does not have discretionary voting authority, this is a “broker non-vote” on that matter.

BOARD OF DIRECTORS AND MANAGEMENT

Information Regarding Directors and Director Nominees

Our certificate of incorporation provides for a classified Board of Directors in which the Board of Directors is divided into three classes, each having as nearly as possible an equal number of directors. The term of service of each class of directors is staggered so that the term of one class expires at each annual meeting of the stockholders. In addition, our by-laws allow the Board to select one or more persons as an honorary “Director Emeritus,” who provides advice and counsel to the Board, but does not vote.

The Board of Directors currently consists of four members, divided into three classes: Larry J. Franklin, with a term ending in 2007; Ronald M. Shaich and Fred K. Foulkes, with terms ending in 2008; and Domenic Colasacco, with a term ending in 2009. At each annual meeting of stockholders, directors are elected for a full term of three years to continue or succeed those directors whose terms are expiring. The Board has nominated Larry J. Franklin for re-election as a Class III director at the Annual Meeting with a term ending in 2010, if elected. In addition, in gratitude for his lengthy and valued service to our Company, the Board has selected George E. Kane to continue his service as a Director Emeritus until 2008.

The following table and biographical descriptions set forth information regarding the principal occupation, other affiliations, committee memberships and age of the nominee for election as director, for each director continuing in office and for our Director Emeritus, based on information furnished to us by those persons. The following information is as of February 15, 2007, unless otherwise noted.

			Term as a
Name	Age	Position(s)	Director Ends	Class

Nominee for Election as a Class III Director:
Larry J. Franklin(1)(2)(3)	58	Director	2007	III
Directors Continuing in Office:
Ronald M. Shaich	53	Chairman and Chief Executive Officer, Director	2008	I
Fred K. Foulkes(1)(2)(3)	65	Director	2008	I
Domenic Colasacco(1)(2)(3)	58	Director	2009	II
Director Emeritus:
George E. Kane(4)	102	Director Emeritus	N/A	N/A

(1)	Member of the Compensation and Stock Option Committee.

(2)	Member of the Committee on Nominations and Corporate Governance.

(3)	Member of the Audit Committee.

(4)	Serving as a non-voting Director Emeritus. Our by-laws permit our Board of Directors to elect one or more of our former directors who has served our company with distinction to serve as a “Director Emeritus.” Directors Emeritus may be asked to serve as consultants to the Board of Directors and may be appointed by the Board of Directors to serve as consultants to Board committees. Directors Emeritus are not be permitted to vote on matters brought before the Board of Directors or any Board committee and are not counted for the purposes of determining whether a quorum of the Board of Directors or the committee is present. Directors Emeritus are entitled to receive reimbursement for expenses of meeting attendance, fees or other compensation as approved by the Board of Directors. A Director Emeritus does not have any of the responsibilities or liabilities of a director, or any of a director’s rights, powers or privileges.

Nominee for Election as a Director

Larry J. Franklin.  Mr. Franklin has served as a director since June 2001. Mr. Franklin has been the President and Chief Executive Officer of Franklin Sports, Inc., a branded sporting goods manufacturer and marketer, since 1986. Mr. Franklin joined Franklin Sports, Inc. in 1970 and served as its Executive Vice President from 1981 to

1986. Mr. Franklin currently serves on the Board of Directors of Bradford Soap International, Inc., a private manufacturer of private label soaps.

Directors Continuing in Office

Ronald M. Shaich.  Mr. Shaich is a co-founder of our company and has served as a director since 1981. Mr. Shaich has also served as Chairman of the Board since May 1999 and as our Chief Executive Officer since May 1997. Mr. Shaich previously served as Co-Chairman of the Board from January 1988 to May 1999 and as Co-Chief Executive Officer from January 1988 to May 1994. Mr. Shaich serves as a director of the non-profit Lown Cardiovascular Research Foundation.

Fred K. Foulkes.  Dr. Foulkes has served as a director since June 2003. Dr. Foulkes has been a Professor of Organizational Behavior and the director of the Human Resources Policy Institute at Boston University School of Management since 1981 and has taught courses in human resource management and strategic management at Boston University since 1980. From 1968 to 1980, Dr. Foulkes was a member of the Harvard Business School faculty. Dr. Foulkes serves on the Board of Directors and is Chair of the Compensation Committee of Bright Horizons Family Solutions, a provider of employer-sponsored child care, early education and work/life consulting services.

Domenic Colasacco.  Mr. Colasacco has served as a director since March 2000. Mr. Colasacco has been President and Chief Executive Officer of Boston Trust & Investment Management, a banking and trust company providing fiduciary and investment management services, since 1992. Mr. Colasacco joined Boston Trust in 1974 after beginning his career in the research division of Merrill Lynch & Co. in New York City.

Director Emeritus

George E. Kane.  Mr. Kane has served as our Director Emeritus since May 2004. Mr. Kane served as a director from November 1988 to May 2004. Mr. Kane was also one of our directors from December 1981 to December 1985 and a Director Emeritus from December 1985 to November 1988. Mr. Kane retired in 1970 as President of Garden City Trust Company (now University Trust Company) and served as an Honorary Director of University Trust Company from December 1985 to January 2000.

Corporate Governance Matters

Our Board of Directors has long believed that good corporate governance is important to ensure that our company is managed for the long-term benefit of our stockholders. This section describes key corporate governance guidelines and practices that we have adopted. Complete copies of the corporate governance guidelines, committee charters and code of conduct described below are available on the Corporate Governance page of the About Us — Investor Relations section of our website at www.panerabread.com. Alternatively, you can request a copy of any of these documents by writing to our Investor Relations Coordinator, Panera Bread Company, 6710 Clayton Road, Richmond Heights, Missouri 63117.

Corporate Governance Guidelines

The Board of Directors has adopted Corporate Governance Principles and Practices to assist the Board in the exercise of its duties and responsibilities and to serve the best interests of our company and our stockholders. These principles, which provide a framework for the conduct of the Board’s business, provide that:

•	the principal responsibility of the directors is to oversee our management and to hold our management accountable for the pursuit of our corporate objectives;

•	a majority of the members of the Board shall be independent directors;

•	the independent directors meet regularly in executive session;

•	directors have full and free access to management and, as necessary and appropriate, independent advisors;

•	new directors participate in an orientation program and all directors are encouraged to attend director education programs; and

•	at least annually the Board and its committees will conduct a self-evaluation to determine whether they are functioning effectively.

Board Determination of Independence

Under applicable Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of our Board of Directors, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our Board of Directors has determined that none of Domenic Colasacco, Fred K. Foulkes, or Larry J. Franklin has a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under Rule 4200(a)(15) of the Nasdaq Stock Market, Inc. Marketplace Rules.

Director Nomination Process

The process followed by the Committee on Nominations and Corporate Governance to identify and evaluate director candidates includes requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates by members of the Committee and the Board.

In considering whether to recommend any particular candidate for inclusion in the Board’s slate of recommended director nominees, the Committee on Nominations and Corporate Governance applies the criteria specified in our Corporate Governance Principles and Practices. These criteria include the candidate’s integrity, business acumen, knowledge of our business and industry, experience, diligence, conflicts of interest and the ability to act in the interests of stockholders. The Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for any prospective nominee. Our Corporate Governance Principles and Practices also provide that an objective of Board composition is to bring to our Company a variety of perspectives and skills derived from high quality business and professional experience. Our Board recognizes its responsibility to ensure that nominees for the Board of Directors possess appropriate qualifications and reflect a reasonable diversity of backgrounds and perspectives, including those backgrounds and perspectives with respect to age, gender, culture, race and national origin. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Board to promote our strategic objectives and to fulfill its responsibilities to our stockholders.

Stockholders may recommend individuals to the Committee on Nominations and Corporate Governance for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our Common Stock for at least a year as of the date such recommendation is made, to the Committee on Nominations and Corporate Governance, c/o Corporate Secretary, Panera Bread Company, 6710 Clayton Road, Richmond Heights, Missouri 63117. Assuming that appropriate biographical and background material has been provided on a timely basis, the Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

Stockholders also have the right under our by-laws to directly nominate director candidates, without any action or recommendation on the part of the Committee or the Board, by following the procedures set forth under “Stockholder Proposals for 2008 Annual Meeting.” If the Board determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in our proxy statement and proxy card for the next annual meeting. Otherwise, candidates nominated by stockholders in accordance with the procedures set forth in the by-laws will not be included in our proxy statement and proxy card for the next annual meeting.

Board Meetings and Attendance

The Board met seven times during the fiscal year ended December 26, 2006, either in person or by teleconference. During the fiscal year ended December 26, 2006, each director attended all of the Board meetings and committee meetings on which he then served.

Director Attendance at Annual Meeting of Stockholders

Our Corporate Governance Principles and Practices provide that directors are expected to attend the Annual Meeting of stockholders. All of our directors attended the 2006 annual meeting of stockholders.

Board Committees

The Board of Directors has established three standing committees — the Audit Committee, the Compensation and Stock Option Committee, and the Committee on Nominations and Corporate Governance — each of which operates under a charter that has been approved by the Board. Current copies of each committee’s charter are posted on the Corporate Governance page of the About Us — Investor Relations section of our website, www.panerabread.com.

The Board of Directors has determined that all of the members of each of the Board’s three standing committees are independent as defined under the rules of the Nasdaq Stock Market, including, in the case of all members of the Audit Committee, the independence requirements contemplated by Rule 10A-3 under the Exchange Act.

Audit Committee

The Audit Committee’s responsibilities include:

•	selecting, approving the compensation of, and assessing the independence of our registered public accounting firm;

•	overseeing the work of our registered public accounting firm, including through the receipt and consideration of certain reports from such firm;

•	reviewing with management and our registered public accounting firm the effect of regulatory and accounting initiatives as well as off-balance sheet structures on our financial statements;

•	reviewing and discussing with management and the registered public accounting firm our annual and quarterly financial statements and related disclosures;

•	monitoring our internal control over financial reporting and disclosure controls and procedures;

•	overseeing our internal audit function;

•	discussing our risk management policies;

•	establishing policies regarding hiring employees from the registered public accounting firm and procedures for the receipt and retention of accounting related complaints and concerns;

•	meeting independently with our internal auditing staff, registered public accounting firm and management;

•	advising the Board with respect to our policies and procedures regarding compliance with the applicable laws and regulations and with our Standards of Business Conduct;

•	reviewing and approving or ratifying any related person transactions; and

•	preparing the audit committee report required by the Securities and Exchange Commission rules (which is included on page 13 of this proxy statement).

The members of the Audit Committee are Domenic Colasacco (chair), Fred K. Foulkes and Larry J. Franklin. The Board of Directors has determined that Domenic Colasacco is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K. The Audit Committee met seven times during fiscal year 2006.

Compensation and Stock Option Committee

The Compensation and Stock Option Committee’s responsibilities include:

•	annually reviewing and approving corporate goals and objectives relevant to compensation of our Chairman and Chief Executive Officer;

•	reviewing and making recommendations to the Board with respect to the compensation of our Chairman and Chief Executive Officer;

•	determining the compensation of our other executive officers;

•	reviewing and making recommendations to the Board with respect to management succession planning; and

•	overseeing and administering our cash and equity incentive plans.

The processes and procedures followed by our Compensation Committee in considering and determining executive and director compensation are described below under the heading “Executive and Director Compensation Processes.”

The members of the Compensation and Stock Option Committee are Fred K. Foulkes (chair), Domenic Colasacco and Larry J. Franklin. The Compensation Committee met four times during fiscal year 2006.

Committee on Nominations and Corporate Governance

The responsibilities of the Committee on Nominations and Corporate Governance include:

•	determining the skills and qualifications required of directors and developing criteria to be considered in selecting potential candidates for Board membership;

•	identifying individuals qualified to become Board members;

•	recommending to the Board the persons to be nominated for election as directors and to each of the Board’s committees;

•	reviewing and making recommendations to the Board with respect to director compensation;

•	reviewing and making recommendations to the Board with respect to our Corporate Governance Principles and Practices; and

•	overseeing an annual evaluation of the Board.

The processes and procedures followed by the Nominating and Corporate Governance Committee in identifying and evaluating director candidates are described above under the heading “Director Nomination Process.”

The members of the Committee on Nominations and Corporate Governance are Larry J. Franklin (chair), Domenic Colasacco and Fred K. Foulkes. The Committee on Nominations and Corporate Governance met three times during fiscal year 2006.

Communicating with the Independent Directors

The Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. The Chairman of the Committee on Nominations and Governance, with the assistance of our Chief Legal Officer, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he or she considers appropriate.

Under procedures approved by a majority of the independent directors, communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that our Chief Legal Officer considers to be important for the directors to know. In general, communications relating to corporate governance and corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

Stockholders who wish to send communications on any topic to the Board should address such communications to Board of Directors, c/o Corporate Secretary, Panera Bread Company, 6710 Clayton Road, Richmond Heights, Missouri 63117.

Additionally, we have established a confidential process for reporting, investigating and resolving employee and other third party concerns related to accounting, auditing and similar matters under the Sarbanes-Oxley Act of 2002. Stockholders may confidentially provide information to one or more of our directors by contacting a representative at our Ethics Hotline who will forward the information to the appropriate director. The Ethics Hotline is operated by an independent, third party service. In the United States, the Ethics Hotline can be reached by dialing toll-free 1-888-840-4151.

Standards of Business Conduct

We have adopted a written Standards of Business Conduct, a code of ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We have posted a current copy of the Standards of Business Conduct on the Corporate Governance page of the About Us — Investor Relations section of our website, which is located at www.panerabread.com. In addition, we intend to post on our website all disclosures that are required by law or Nasdaq stock market listing standards concerning any amendments to, or waivers from, any provision of the Standards of Business Conduct.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

Domenic Colasacco, Fred K. Foulkes and Larry J. Franklin served on the Compensation and Stock Option Committee during the fiscal year ended December 26, 2006. None of the members of the Compensation and Stock Option Committee had interlocking or other relationships with other boards or with us during the 2006 fiscal year that require disclosure under the proxy rules and regulations promulgated by the Securities and Exchange Commission.

Executive Officers Who Are Not Directors

Certain information regarding our executive officers as of March 24, 2007, who are not also directors, is set forth below. Generally, our Board of Directors elects our officers annually, although the Board or an authorized committee of the Board may elect or appoint officers at other times.

Name	Age	Position(s)

Neal J. Yanofsky	49	President
John M. Maguire	41	Executive Vice President
Mark A. Borland	54	Senior Vice President, Chief Supply Chain Officer
Scott G. Davis	43	Senior Vice President, Chief Concept Officer
Rebecca A. Fine	44	Senior Vice President, Chief People Officer
Patricia A. Gray	52	Senior Vice President, Chief Legal Officer and Secretary
Jeffrey W. Kip	39	Senior Vice President, Chief Financial Officer
Thomas C. Kish	41	Senior Vice President, Chief Information Officer
Michael J. Kupstas	50	Senior Vice President, Chief Franchise Officer
Michael Markowitz	60	Senior Vice President, Chief Brand Officer
Michael J. Nolan	47	Senior Vice President, Chief Development Officer
William H. Simpson	44	Senior Vice President, Company and Joint Venture Operations

Neal J. Yanofsky.  Mr. Yanofsky has served as our President since April 2006 and previously served as our Executive Vice President, Chief Administrative Officer from June 2003 to April 2006. From June 1999 to June 2003, Mr. Yanofsky was an independent business consultant with a practice focused on strategy development for high growth firms, including our compnay. From April 1990 to June 1999, Mr. Yanofsky held the following positions with Fidelity Capital, the private equity arm of Fidelity Investments, Vice President of Fidelity Ventures from 1992 to June 1999, Senior Project Manager at Fidelity Capital from 1991 to 1992, and Chief Financial Officer of Boston Coach, a Fidelity owned provider of executive transportation services, from 1990 to 1991.

John M. Maguire.  Mr. Maguire has served as our Executive Vice President since April 2006 and previously served as our Senior Vice President, Chief Company and Joint Venture Operations Officer from August 2001 to April 2006. Mr. Maguire joined us in April 1993. From April 2000 to July 2001, Mr. Maguire served as our Vice President, Bakery Operations, from November 1998 to March 2000 Mr. Maguire served as our Vice President, Commissary Operations and from April 1993 to October 1998, Mr. Maguire was a manager and director of our company.

Mark A. Borland.  Mr. Borland has served as our Senior Vice President, Chief Supply Chain Officer since August 2002. Mr. Borland joined our company in 1986 and held management positions within Au Bon Pain and Panera Bread divisions until 2000, including Executive Vice President, Vice President of Retail Operations, Chief Operating Officer and President of Manufacturing Services. From 2000 to 2001, Mr. Borland served as Senior Vice President of Operations at RetailDNA, a provider of sales and marketing products, then rejoined us as a consultant in the summer of 2001.

Scott G. Davis.  Mr. Davis has served as our Senior Vice President, Chief Concept Officer since May 1999. Mr. Davis joined us in 1987 and from May 1996 to May 1999 served as our Vice President, Customer Experience. From June 1994 to May 1996, Mr. Davis served as our director of Concept Services and Customer Experience.

Rebecca A. Fine.  Ms. Fine has served as our Senior Vice President, Chief People Officer since August 2004. Ms. Fine was Chief People Officer for Seed Restaurant Group, a chain restaurant operator, from February 2000 to August 2004. She also served as Chief Administrative Officer for Shoney’s Inc., a chain restaurant operator, from March 1996 to February 2000.

Patricia A. Gray.  Ms. Gray has served as our Senior Vice President, Chief Legal Officer since May 2005 and has served as our Secretary since March 2006. Ms. Gray was Senior Vice President, General Counsel and Secretary for Arch Wireless, Inc., a wireless messaging company, from June 1999 to November 2004.

Jeffrey W. Kip.  Mr. Kip has served as our Senior Vice President, Chief Financial Officer since May 2006. From November 2003 to May 2006, Mr. Kip served as our Vice President, Finance and Planning and as our Vice President, Corporate Development from May 2003 to November 2003. From November 2002 to April 2003, Mr. Kip was an Associate Director and then Director at UBS, an investment banking firm, and from August 1999 to November 2002, Mr. Kip was an Associate at Goldman Sachs, an investment banking firm.

Thomas C. Kish.  Mr. Kish has served as our Senior Vice President and Chief Information Officer since December 2004. From April 2001 to December 2004, Mr. Kish served as our Vice President and Chief Information Officer. Prior to joining us, Mr. Kish was Vice President, Information and Support Services for Papa John’s International, a chain restaurant operator, from 1995 to 2001.

Michael J. Kupstas.  Mr. Kupstas has served as our Senior Vice President, Chief Franchise Officer and Assistant Secretary since September 2001. Mr. Kupstas joined us in 1996. From August 1999 to September 2001, Mr. Kupstas served as our Vice President, Franchising and Brand Communication and from January 1996 to August 1999, Mr. Kupstas was our Vice President, Company and Franchise Operations. From April 1991 to January 1996, Mr. Kupstas was Senior Vice President/Division Vice President for Long John Silver’s, Inc., a chain restaurant operator. Mr. Kupstas is also Board Chairman of Operation Food Search.

Michael Markowitz.  Mr. Markowitz has served as our Senior Vice President, Chief Brand Officer since June 2005. Mr. Markowitz was President of Michael Markowitz & Associates, Inc., a marketing company that provided consulting services to us, from May 1991 until he joined our company in June, 2005.

Michael J. Nolan.  Mr. Nolan has served as our Senior Vice President, Chief Development Officer since he joined us in August 2001. From December 1997 to March 2001, Mr. Nolan served as Executive Vice President & Director for John Harvard’s Brew House, L.L.C., a chain restaurant operator, and as Senior Vice President, Development, for American Hospitality Concepts, Inc., a chain restaurant operator. From March 1996 to December 1997, Mr. Nolan was Vice President of Real Estate & Development for Apple South Incorporated, a chain restaurant operator, and from July 1989 to March 1996, Mr. Nolan was Vice President of Real Estate and Development for Morrison Restaurants Inc., a chain restaurant operator. Prior to 1989, Mr. Nolan served in various real estate and development capacities for Cardinal Industries, Inc., a chemical and chemical equipment manufacturer, and Nolan Development and Investment, a private development company.

William H. Simpson.  Mr. Simpson has served as our Senior Vice President, Company and Joint Venture Operations since April 2006 and previously served as our Vice President, Retail Operations from February 2005 to April 2006. From November 2002 to February 2005, Mr. Simpson served as our Director of Retail Operations and Joint Venture Partner. From June 1998 to November 2002, Mr. Simpson was Vice President of Franchise Operations and Regional Vice President of Company Operations for Bennigan’s Restaurants, a chain restaurant operator.

Executive and Director Compensation Processes

The Compensation and Stock Option Committee has implemented an annual performance review program for our executives under which annual performance goals are determined early in each calendar year for each of our executive officers. These goals include both corporate goals and individual goals that facilitate the achievement of the corporate goals. The basis on which our Chairman and Chief Executive Officer’s bonus is awarded is discretionary, determined by the Board on recommendation from the Compensation and Stock Option Committee, following a review of our company’s performance for the year. The goals for our other executive officers are approved by the Compensation and Stock Option Committee. Annual bonuses are tied to the achievement of these corporate and individual performance goals.

During the first calendar quarter of each year, we evaluate individual and corporate performance against the goals for the recently completed year. The Chairman and Chief Executive Officer presents to the Compensation and Stock Option Committee an evaluation of each of the other executive officers, as well as a recommendation by the Chairman and Chief Executive Officer for annual executive salary increases, annual stock-based awards and bonuses, if any. These evaluations and recommendations are then discussed by the Compensation and Stock Option Committee, which approves salary, bonuses and any other awards for the executives. In the case of the Chairman and Chief Executive Officer, his individual performance evaluation is conducted by the Compensation and Stock Option Committee, which recommends his compensation changes and awards to the Board for consideration and approval. For all executives, annual base salary increases and annual bonuses, to the extent awarded, are implemented during the first calendar quarter of the year. In addition, during the third quarter of each year the Compensation and Stock Option Committee and Board of Directors grant long-term equity and performance awards under our 2005 Long Term Incentive Plan to our executive officers. Newly hired and promoted executives may be granted supplemental awards at a committee meeting following their hiring or promotion dates.

The Compensation and Stock Option Committee has the authority to retain compensation consultants and other outside advisors to assist in the evaluation of executive officer compensation. During 2006, the Compensation and Stock Option Committee retained W.T. Haigh to assist our Compensation and Stock Option Committee with its review of the Compensation Discussion and Analysis and to obtain their recommendation for its inclusion in this Proxy Statement.

Policies and Procedures for Related Person Transactions

The Board has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which we are a participant, the amount involved exceeds $120,000, and one of our executive officers, directors, director nominees or 5% stockholders (or their immediate family members), each of whom we refer to as a “related person,” has a direct or indirect material interest.

If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction to our Chief Legal

Officer, Chief Financial Officer or President. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by the Board’s Audit Committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. The policy also permits the Chairman of the Audit Committee and any of the Chief Legal Officer, Chief Financial Officer or President to review proposed related person transactions that arise between committee meetings, subject to review, approval and ratification by the committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually.

A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the committee after full disclosure of the related person’s interest in the transaction. The committee will review and consider such information regarding the related person transaction as it deems appropriate under the circumstances.

The committee may approve or ratify the transaction only if the committee determines that, under all of the circumstances, the transaction is in, or is not inconsistent with, our best interests. The committee may impose any conditions on the related person transaction that it deems appropriate.

In addition to the transactions that are excluded by the instructions to the SEC’s related person transaction disclosure rule, the Board has determined the following interests are not material, and, accordingly, a transaction or arrangement with an entity in which the related person’s sole interest is one of the following will not be considered a related person transaction:

•	Interests arising only because a related person is a director of an entity that is involved in the transaction or arrangement; or

•	Interests arising only from the ownership by one or more related persons of less than a 10% equity interest in the entity involved in the transaction, excluding general partnership interests; or

•	Interests arising solely from a director position and ownership level described above; or

•	Interests arising only because a related person is an executive officer of an entity involved in the transaction, and (1) all related persons hold less than a 10% equity interest of the entity involved in the transaction, (2) the related person and immediate family members have and are not negotiating the transaction and have and will not receive any related special benefits, and (3) the transaction amount involves less than the greater of (A) $200,000 or (B) 5% of the annual gross revenues of the company receiving payment in the transaction; or

•	Interests arising only from the ownership of a class of the Company’s stock if all stockholders of that class receive the same benefit on a pro rata basis; or

•	Interests arising only because a significant shareholder or an immediate family member is indebted to the Company.

In addition, the Board has determined that the following transactions are not related person transactions for purposes of this policy:

•	A transaction that involves compensation to an executive officer if the compensation has been approved by the Compensation and Stock Option Committee or the Board of Directors, as applicable; or

•	A transaction that involves compensation to a director for services as a director of the Company if such compensation is reported pursuant to applicable law; or

•	A transaction that is specifically contemplated by provisions of the Certificate of Incorporation or Bylaws of the Company; or

•	A transaction awarded under a competitive bid process.

The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by Board of Directors or the Compensation and Stock Option Committee in the manner specified in its charter and consistent with our policies.

Related Person Transactions

Since December 28, 2005, we have not been a party to, and we have no plans to be a party to, any transaction or series of similar transactions in which the amount involved exceeded or will exceed $120,000 and in which any current director, executive officer, holder of more than 5% of our Common Stock, or any member of the immediate family of any of the foregoing, had or will have a material interest, other than in connection with the compensation of our directors and executive officers, employment agreements and other agreements described above under “Compensation of Directors,” “Employment Arrangements with Executive Officers” and “Executive Compensation.”

Report of the Audit Committee of the Board of Directors

The Audit Committee has reviewed the Company’s audited financial statements for the fiscal year ended December 26, 2006 and has discussed these financial statements with the Company’s management and PricewaterhouseCoopers, LLP, the Company’s registered public accounting firm.

The Audit Committee has also received from, and discussed with, the Company’s registered public accounting firm various communications that the Company’s registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Company’s registered public accounting firm also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T. The Audit Committee has discussed with the registered public accounting firm their independence from the Company.

Based on its discussions with management and the registered public accounting firm, and its review of the representations and information provided by management and the registered public accounting firm, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 26, 2006.

By the Audit Committee of the Board of Directors of Panera Bread Company.

Respectfully submitted,

Domenic Colasacco
Fred K. Foulkes
Larry J. Franklin

EXECUTIVE AND DIRECTOR COMPENSATION AND RELATED MATTERS

Compensation Discussion and Analysis

Overview of Our Objectives and What Our Programs Reward

Like all of our employee compensation programs, our executive compensation program has been designed with two objectives in mind: one, to provide a compensation package which is reasonable and competitive within the industry in order to attract and retain our employees, and the other to provide incentives to drive our performance.

We designed our executive compensation program to attract, retain, and motivate our executive officers in a manner consistent with the goals of our stockholders. We offer total compensation packages at levels we consider to be competitive with companies of similar size in the restaurant industry. In determining our executive officer compensation, we may consider generally available source material on companies in the restaurant industry from business periodicals, proxy statements, and other resources as well as engage third party advisors. From time to time, we may consider publicly available information from companies we consider to be appropriate to include in a peer group against which we are comparing our programs, because they are comparable in size and have similar growth characteristics, based primarily on publicly available market capitalization and sales data.

Our executive compensation program provides incentives to drive our performance over each of the short, intermediate and long term. The measures against which incentive compensation is earned include not only individual incentive goals but also our operating and financial performance measurements. These performance measurements include annual and cumulative three-fiscal-year targets, and are also designed to drive achievement of key initiatives and projects to execute our overall five-year performance plan. Our annual incentive bonus rewards achievement of individual goals keyed to drive our performance for each year, but is adjusted if our performance falls short of or exceeds pre-tax earnings targets which we establish for our company performance. Our long term incentive program includes equity awards and also ties awards to the achievement of short, medium and long-term performance metrics, which, in addition to specific earnings per share metrics, also include metrics we have identified to be components or drivers, direct or indirect, of earnings growth and other critical operating performance metrics, such as average weekly sales growth, unit growth and profit targets.

We believe that positive earnings growth, along with factors contributing to earnings growth, have a strong and direct correlation with long-term equity value. Accordingly, our executive compensation program has been specifically designed to reinforce achievement of earnings based metrics, rewarding sustainable growth in earnings in order to increase the overall equity value of our Company. Incentive awards are earned based on a rigorous assessment of each individual’s achievement of previously established performance measures, pursuant to periodic formal and ongoing informal evaluation processes.

Elements of Compensation

Our executive compensation program is essentially the same as the compensation program for all our full-time management employees, with appropriate modifications based on the employee’s employment level. Our full-time management compensation program is comprised of three basic elements:

•	Base Salary, with modest annual discretionary increases;

•	Annual Incentive Bonus for which target eligibility varies by level, with award payment ranges from 0 to double the target bonus based on individual performance, as modified based on company performance, subject to adjustment as determined by our Compensation and Stock Option Committee; and

•	Long-Term Incentive Compensation, which includes a cash award, plus, at higher employment levels, an equity component.

Because our primary objective is focused on providing incentives that drive our performance, perquisites do not comprise a significant element of our executive compensation program. We do not have employment agreements with any of our executive officers, and we do not provide benefits by reason of retirement. We do provide standard employee benefits, which we make available to all of our full-time employees.

Our executive compensation is tied in part to our executive officer levels, which are comprised of Chairman and Chief Executive Officer, President, Executive Vice President, and two Senior Vice President levels. Each component of the compensation of our Chairman and Chief Executive Officer, Ronald Shaich, is established by our Board of Directors upon recommendation by our Compensation and Stock Option Committee, which we refer to as our Compensation Committee, and any third party advisers as determined appropriate. Each component of the compensation of our President, Neal Yanofsky, and our other executive officers is established by our Compensation Committee, upon recommendation by our Chairman and Chief Executive Officer and any third party advisers as determined appropriate.

Base Salary.  The base compensation of our executives is designed to be competitive with base compensation levels offered at companies of similar size in the restaurant industry. By establishing base salaries at competitive levels, we believe we are better positioned to attract and retain our executives. The salaries of our executive officers are based on level and may be adjusted to reflect each individual’s role and responsibility within our Company as well as each individual’s experience and prior performance.

As for all our full-time employees, each of our executive officers’ base salary is reviewed annually and increases generally represent cost of living adjustments, provided that additional adjustments may be made to reflect revised market standards, promotions or other adjustments, as determined appropriate. Annual base compensation reviews are conducted for cost-of-living increases and promotions during the first quarter of each fiscal year. Base compensation reviews are also conducted during the fiscal year as appropriate for promotions. The base compensation of all our full-time employees is paid through standard payroll payments.

Annual Incentive Bonus.  We believe that cash bonuses are an important factor in motivating our management team as a whole and as individual executives, in particular, to perform at their highest level toward achievement of established incentive goals. The incentive goals of our executive officers represent our major company initiatives. We believe achievement of these goals will improve short-term operational and financial results and long-term growth and stockholder value consistent with the interests of our stockholders. We also believe establishing cash bonus opportunities are an important factor in both attracting and retaining the services of qualified executives.

Annual incentive bonus payments are made in March of each year following the fiscal year of performance in a lump sum, in cash, as a means to reward more immediately annual performance. For fiscal years in which our performance substantially exceeds our pre-established internal pre-tax earnings target, executive officers (other than our Chairman and Chief Executive Officer and President), along with all other management eligible for our incentive bonus program, are eligible for a supplemental incentive bonus payment, to reward individual contributions to our Company’s superior performance. The total amount of the bonus payment to all eligible participants is determined by applying a percentage of the total by which we exceeded an internal pre-tax earnings target established in the first quarter of the fiscal year. The total payout is allocated among participants on a pro rata basis based on the amount of the base annual incentive bonus awarded earlier in the year. The percentage applied is determined by our Compensation Committee, upon the recommendation of our Chairman and Chief Executive Officer. The supplemental payment is made approximately six months following the date of the payment of the annual incentive bonus, following our final determination that the criteria for payment have been met.

For fiscal years in which our performance fails to meet our pre-established pre-tax earnings bonus target, the annual incentive bonus payment is reduced, generally with the greatest dollar and percentage reductions applied at the highest employment levels and continuing with smaller reductions at each lower level thereafter as determined appropriate by the Compensation Committee upon management’s recommendation.

Over the last four fiscal years, we have implemented two incentive award reductions, including one reduction for the 2006 fiscal year incentive bonus, and one incentive award supplement, which was granted to supplement the annual incentive bonus payable for the 2005 fiscal year (paid in 2006).

For fiscal year 2006, like fiscal year 2005, each of our executive officers’ target bonus ranged from 30% to 100% of the individual’s base salary, based on employment level, with a maximum range of bonus payout potential from 0 to two times the individual’s target bonus. Because our fiscal year 2006 performance did not meet pre-established pre-tax earnings bonus targets, the annual cash incentive bonus payment was reduced in specified percentages based on the employment level of the participant, with the largest percentage reductions applied to our highest levels of executive officers. The percentage reductions decreased with lower employment levels.

Chairman and Chief Executive Officer.  The payment and amount of our Chairman and Chief Executive Officer’s annual bonus is discretionary, and is based on the determination of the Board of Directors following a review of our performance during the fiscal year on which the bonus is based. In making its determination, the Board of Directors, on recommendation from the Compensation Committee, may consider any number of factors, including our performance over the prior year, and the recommendation of management and third party advisers. Our Chairman and Chief Executive Officer’s target bonus is generally established at 100% of his base salary. In some years, including the 2006 fiscal year, our Chairman and Chief Executive Officer has foregone his bonus altogether in light of our failure to achieve pre-established Company performance bonus targets. For fiscal years prior to fiscal year 2006, our Chairman and Chief Executive Officer was given the option to elect to take his bonus in cash or in the form of six year, fully vested, stock options for that number of shares of Class A Common Stock that could be purchased with an amount equal to two times the cash value of his bonus. The exercise price of the option under this election was equal to the fair market value of our Class A Common Stock on the date of grant. We did not make that option available to our Chairman and Chief Executive Officer for 2006 fiscal year performance.

President.  The payment and amount of our President’s annual bonus is also discretionary, and is based on the determination of our Compensation Committee following a review of our performance during the fiscal year on which the bonus is based. In making its determination, the Compensation Committee, on recommendation from our Chairman and Chief Executive Officer, may consider any factors our Compensation Committee determines appropriate, including our performance over the prior year. Our President’s target bonus is generally established at 75% of his base salary. For years in which we did not achieve our internal targets, including the 2006 fiscal year, our President’s bonus was reduced. The amount of the reduction for fiscal year 2006 performance was 65%.

Other Executive Officers.  The annual incentive bonus of each eligible participant, other than our Chairman and Chief Executive Officer and our President, is based on individual attainment of twelve, eighteen, or twenty-four month incentive goals designed by the participant in conjunction with his or her manager. Participants generally establish between four and six individual incentive goals. Each incentive goal is weighted as a portion of the total bonus payout percentage. In addition, each incentive goal has specific measurement criteria to determine the level at which the goal was met which will be factored into the calculation of the actual bonus payment. The performance expectations for each incentive goal at the target bonus payment level are generally set at a level that is difficult to achieve, but thought to be attainable. Based on the level of achievement against these goals, the participant will receive a bonus payment equal to a specified percentage of his or her annual salary if we achieve a pre-established internal pre-tax earnings target. Management discretion at several levels — including the direct supervisor, function head and a committee currently comprised of one or more of our Chairman and Chief Executive Officer, President, Executive Vice President, and Senior Vice President and Chief People Officer — is applied in evaluating achievement of individual targets and operational goals as a condition to earning the annual incentive bonus. Our Board of Directors and Compensation Committee also have discretion in evaluating awards.

For fiscal year 2006, like fiscal year 2005, the target bonus of each of our executive officers (other than our Chairman and Chief Executive Officer and President) ranged from 30% to 50% of the individual’s base salary with a maximum range of bonus payment potential from zero to two times the individual’s target bonus.

Because our fiscal year 2006 performance failed to meet our pre-established internal pre-tax earnings target, the annual incentive bonus otherwise payable in March 2007 to our other executive officers was reduced in each case by a percentage ranging from 40% to 50%. Because our fiscal year 2005 performance substantially exceeded our target, we paid a total of $331,384 in incentive award supplement payments, of which $23,687 was paid during fiscal year 2006 to our named executive officers listed on the tables that follow.

Other Eligible Employees and Other Programs.  The annual incentive bonus program is offered not only to executive officers, but also to all of our other employees at the manager level and above. Eligibility for our other management employees varies primarily by the employment level and level of achievement of each of several pre-established incentive goals.

In addition to the annual management incentive bonus program, we also offer special cash incentive bonus programs to substantially all of our other full-time management employees. These special cash incentive bonus programs are tailored to drive achievement of our Company performance objectives specifically targeted to our store operations, real estate development and manufacturing, as well as to reward applicable individual performance standards such as safe driving records, length of service, customer service, sanitation and safety, among other areas.

Long-Term Incentive Plan Compensation.  Our executive officers, along with our other management employees, are eligible to participate in our 2005 Long Term Incentive Plan, which we refer to as our LTIP and which is a sub-plan under our 2006 Stock Incentive Plan.

Our long-term incentive compensation program is designed to align each executive’s goals with the intermediate and long-term goals of our stockholders by providing incentives to drive our long term performance. The LTIP is also designed to provide our executives with the incentive to continue to drive our performance over the vesting and deferred payment periods embedded in the LTIP program. Accordingly, each award to our executive officers includes not only an annual grant of equity (restricted stock and options) which vest over a five-year period, but also deferred payments of cash and stock, based on our cumulative achievement of various operating performance metrics over a three-consecutive-fiscal-year period.

Prior to our implementation of the LTIP in fiscal year 2005, our long-term incentive program consisted almost exclusively of discretionary stock option awards as determined by the Compensation Committee or Board of Directors upon the recommendation of management and third party advisors engaged by us. During fiscal year 2005, we determined to review and revise comprehensively our long term incentive compensation program to incorporate both formula-based award levels keyed to employment level as well as three-year performance metrics for our company on which deferred payments under each award are conditioned to drive achievement of our performance targets. The result of that review and revision culminated in the implementation of the LTIP. With the implementation of our LTIP, eligibility for awards under our long term incentive program is now based on a pre-established formula keyed to employment level. Participation in our LTIP in any given year is discretionary, as determined by our Compensation Committee, upon the recommendation of our Chairman and Chief Executive Officer.

Annually, our Compensation Committee and Board of Directors grant LTIP awards at a regularly scheduled committee meeting during our third quarter. Newly hired and promoted executives may be granted awards on a pro rata basis at a committee meeting following their hiring or promotion dates. Commencing in August 2006, the Compensation Committee revised its grant process to retain all LTIP and other equity grant authority. As a result, all LTIP grants are only made at regularly scheduled meetings of the Board of Directors and Compensation Committee, or, upon determination of the Compensation Committee, at a meeting convened on the first business day of any intervening month as appropriate.

The LTIP awards to our executive officers and other officers at the Vice President level are comprised of 1) restricted stock awards, 2) choice awards in the form of restricted stock awards and stock option awards at the participant’s election, and 3) performance awards in the form of a deferred payment of stock and cash, with the level of grant keyed to each participant’s employment level. The restricted stock award and choice award components, which we describe below in more detail, together comprise one-half of these target awards. The performance award component, also described below in more detail, also comprises one-half of these target award payments. However, the actual award payment of the performance award component will be adjusted, based on our performance over a three-fiscal-year period over which that component is measured.

Restricted Stock Awards

The restricted stock awards, which are granted annually, in the first year of each three-fiscal year LTIP award, vest over a period of five years. Restricted stock awards are comprised of shares of Class A Common Stock that are subject to forfeiture. The restricted stock subject to the restricted stock awards may not be sold or transferred unless and until it vests, at which time all restrictions will lapse for the number of shares that vest. The shares of restricted stock vest over a five-year period, with 25% vesting two years from grant date and an additional 25% vesting each year thereafter, subject to continued employment with us. In the event of the executive’s death or disability between two vesting accrual periods, a pro rata portion of the additional restricted stock which would have vested had the participant not died or become disabled prior to the vesting accrual period next following the death or disability will be vested. The range of award to our named executive officers under the restricted stock award component, expressed as a percentage of base salary, is 18.75% to 75% of base salary, based on the named executive officer’s employment level. Restricted stock awards were included in the LTIP to provide eligible participants with direct equity ownership (with voting rights and rights to receive dividends, if declared for the Class A Common Stock), while also providing retention throughout the five year period over which the transfer restrictions lapse.

Choice Awards

The choice awards are in the form of an award of restricted stock award or non-statutory stock options, which are also granted annually, in the first year of the LTIP award, and vest over a period of five years. The executive can elect to receive restricted stock, non-statutory stock options, or a combination of restricted stock and non-statutory stock options. The portion of the choice award elected to be in the form of a stock option over restricted stock is for stock options to purchase a number of shares equal to a multiple of the number of shares of restricted stock that would have been awarded. To date, the applicable multiple as determined by the Compensation Committee is four. Options granted pursuant to a choice award have an exercise price equal to the closing price of the Class A Common Stock on The Nasdaq Global Select Market on the date of grant, and vest over a five-year period, with 25% vesting two years from grant date and an additional 25% vesting each year thereafter, subject to continued employment with us. In the event of the executive’s death or disability between two vesting accrual periods, a pro rata portion of the additional portion of the option that would have vested had the participant not died or become disabled prior to the vesting accrual period next following the death or disability will be vested. The options expire six years from the date of grant, but will be subject to earlier termination as provided in the award agreement. The provisions of the restricted stock awards described above also apply to the choice awards that the executive elects to receive as restricted stock awards, if any. The range of award to our named executive officers under the choice award component, like the restricted stock award component, expressed as a percentage of base salary, is 18.75% to 75% of base salary, based on the named executive officer’s employment level. Taking the restricted stock award and choice award components together, the range of target awards for both components is 37.5% to 150% of base salary, based on the executive officer’s employment level. Choice awards were included in the LTIP to provide eligible participants with the flexibility to choose the form of award, given that each individual’s financial and other circumstances may vary.

Performance Awards

The performance award component is based on the level of our cumulative achievement of predetermined performance metrics in each of three consecutive fiscal years which comprise the performance period for which the award is made. The performance award is earned based on our achievement of these predetermined Company performance metrics of Company, assuming the recipient remains employed by us throughout the three fiscal-year performance period. The performance metrics are established by our Compensation Committee and approved by our Board of Directors during the first quarter of the three-fiscal-year performance period to which the metrics pertain to provide guidelines to our Compensation Committee and Board for the actual award payments. Each performance metric, weighting of each metric, and award levels for each metric of the performance awards are communicated to each recipient. The performance awards will be payable 50% in cash and 50% in whole shares of Class A Common Stock, or in some other combination of cash and stock as our Compensation Committee determines. The target award payment ranges from 37.5% to 150% of base salary, based on employment level. However, the actual award payment will be adjusted, based on our performance over a three-fiscal-year measurement period, and any other factors as determined by our Compensation Committee. The actual award payment for the performance award component ranges from nothing, since it is eliminated if we fail to achieve even the minimum threshold level for all five of our performance metrics over the three-fiscal-year measurement period, to double the individual’s targeted award payment, if we achieve maximum performance in all five of our performance metrics, subject to any adjustments as determined by our Compensation Committee.

The performance metrics applicable to grants in 2005 and 2006 include both specific earnings per share targets, and targets we have identified to be components or drivers, direct or indirect, of earnings growth and other critical operating performance measures- such as average weekly sales growth, unit growth and profit metrics. The actual payments applicable to existing grants made in fiscal year 2005 and 2006 cannot be determined because the awards are earned only if performance of each metric is achieved at the end of the three fiscal-year performance period, which extends through the 2007 and 2008 fiscal years, respectively.

Our Chairman and Chief Executive Officer participates in our LTIP, at the highest level of award. Our President participates in our LTIP, at the next highest level of award after our Chairman and Chief Executive Officer. Our other named executive officers participate in our LTIP at levels below our President. The 2006 LTIP grants to our named executive officers are set forth in the table below. Values reflected for each component are expressed as a percentage of annual base salary (at the rate in effect on the grant date) from which they are determined. In the case of the performance award, values are reflected at the target award, which will be adjusted based on our Company performance over the 2006-2008 fiscal years. The values reflected differ from the values set forth in the Summary Compensation Table and the Grants of Plan-Based Awards Table because the table does not take into account vesting and other disclosure required by the other tables. Note that Messrs. Shaich and Yanofsky also received their 2005 LTIP awards in fiscal year 2006, however, these 2005 LTIP awards are not reflected in the table below.

					Performance Award
			2006 Choice Award		Value on Date of
	2006 Restricted		Value on Grant Date		Grant of Target		Total Target LTIP
	Stock Awards: Value		(% Base Salary at		Award (% Base		Value (% of Base
	(% Base Salary) on		Grant Date) and		Salary at Grant		Salary at Grant
Name	Grant Date		Election(1)		Date)		Date)

Ronald M. Shaich	$386,250	(75)%	$386,250	(75)%	$772,500	(150)%	300%
Neal J. Yanofsky	$173,813	(37.5)%	$173,813	(37.5)%	$347,626	(75)%	150%
John M. Maguire	$109,375	(31.25)%	$109,375	(31.25)%	$218,750	(62.5)%	125%
Mark A. Borland	$77,535	(25)%	$77,535	(25)%	$155,100	(50)%	100%
Jeffrey W. Kip	$51,563	(18.75)%	$51,563	(18.75)%	$103,126	(37.5)%	75%

(1)	All officers elected to receive their 2006 Choice Awards as stock options.

Effective as of fiscal year 2007, Mr. Kip’s target awards, expressed as a percentage of base salary, were adjusted to 25% for Restricted Stock Awards, 25% for Choice Awards and 50% for Performance Awards.

Other Eligible Employees.  The same LTIP program, with appropriate modifications, is made available to all our full-time management employees. Various features of the LTIP are modified based on the employment level of the participants, including among other features the percentage of base compensation used to determine the level of the grants at which each award is made. Choice awards are not offered to any employee below the Vice President level. In addition, participants below the Vice President level are not eligible for performance awards, but rather an alternative deferred cash payment, contingent upon continued employment. For fiscal year 2006, approximately 439 employees received LTIP grants, including, in addition to our named executive officers, eight other executive officers and approximately 426 other management employees.

Other Compensation.  We also offer limited perquisites to our executive officers not generally available to all employees, as follows:

Chairman and Chief Executive Officer.  As approved by our Board of Directors, we have agreed to pay up to $1,500 monthly of lease and related car expenses incurred by our Chairman and Chief Executive Officer in connection with his use of a motor vehicle, for so long as he serves as our Chief Executive Officer. No such payments were made to our Chairman and Chief Executive Officer in fiscal year 2006. In addition, our Board of Directors has approved his travel by chartered jet for all Company business purposes, under hourly lease arrangements with various vendors. The Board of Directors has also approved up to $200,000 per year of travel by charter jet for his personal travel. However, he elected to forego Company-paid jet travel for personal travel in fiscal year 2006. In making its determination to approve these services, our Board considered the range of these perquisites at other companies along with the constant travel demands placed on our Chairman and Chief Executive Officer in visiting Company bakery-cafes, auditing Company and franchise sites and attending numerous meetings including those with our employees, franchisees, vendors and stockholders. Our Chairman and Chief Executive Officer is also approved to have his family accompany him in the chartered jet on business trips as long as there is no incremental cost to us. We do not have an employment agreement with our Chairman and Chief Executive Officer, and we do not provide him any benefits payable by reason of retirement or severance (other than under our 401(k) plan, as described in the Summary Compensation Table).

Other Named Executive Officers.  Other perquisites of our other named executive officers are described below.

•	air travel utilizing services under contract — To offset the costs for business travel, our employees may accompany Mr. Shaich on Company-related business trips under arrangements we may make to provide such chartered jet service. In addition, when such use does not conflict with use approved by our Board of Directors for our Chairman and Chief Executive Officer, any of our executive officers may use services provided under these arrangements, provided he or she assumes responsibility for the total costs of such use. In 2006, none of our named executive officers used these services.

•	car allowance — We no longer offer a car allowance to our executive officers hired after 2002. Car allowances to our named executive officers, if applicable, are set forth in the tables that follow. Of this group, only Messrs. Maguire and Borland are provided car allowances, each equal to $5,000 per year.

•	office allowance — We may offer an office allowance to our named executive officers who are not based in our St. Louis or Needham offices. Currently none of our named executive officers is provided this allowance.

We do not have employment agreements with any of our other named executive officers, and we do not provide them any benefits payable by reason of retirement. Each of our other named executive officers is subject to a non-competition agreement. As for all our employees at the director level and above, these non-competition agreements provide for payments of separation pay in the form and amount of continued base pay for up to specified terms, reduced by compensation received from other sources, along with continued health, dental and 401(k) benefits for the same term, in the event of our termination of employment without cause. The length of the maximum term during which separation pay may continue correlates to the applicable employment level, which in the case of our named executive officers, and all other executive officers (other than our Chairman and Chief Executive Officer), is one year. The non-competition agreement with our President also provides that his separation pay may be payable not only for his termination without cause but also his voluntary termination for good reason. Our President’s non-competition agreement defines good reason to include certain material reductions in his base compensation or benefits not applied to other executives, relocation of his principal place of work, and change in title to a lesser title than executive vice president.

We make the following benefit packages generally available to our full-time employees, including our named executive officers, upon satisfaction of eligibility requirements:

•	matching contributions to our 401(k) plan;

•	payment of life insurance and accidental death and dismemberment premiums;

•	relocation reimbursements;

•	participation in our employee stock purchase plan and other benefit plans;

•	payment of customary employer portion of premiums under health and dental benefit plans.

None of our Chairman and Chief Executive Officer, President or any other named executive officer is offered any other form of compensation qualifying as perquisites, such as reimbursements for country club memberships, commuting costs, personal financial adviser expenses, tax gross-ups or personal use of our property.

Accounting and Tax Considerations

We implemented our LTIP just prior to our implementation of SFAS No. 123R, which we adopted in the first quarter of fiscal year 2006. Under this accounting pronouncement, we are required to value unvested stock options under the fair value method and expense those amounts in the income statement over the stock option’s vesting period. We determined that the accounting treatment no longer favored limiting our long term incentive program to stock option grants, and that our LTIP was a better approach to improve our long term incentive program and provide ongoing incentive benefits that aligned compensation with our long term performance and that of our stockholders.

The equity issuable pursuant to our LTIP, and pursuant to options issued thereunder, is primarily comprised of Class A Common Stock reserved for issuance under the 2006 Stock Incentive Plan approved by our stockholders in May 2006. Fiscal 2005 LTIP awards, and certain option grants made in earlier fiscal years, included equity reserved for issuance under our 1992 Equity Incentive Plan and our 2001 Stock Option Plan. Compensation realized from some stock option awards under the 1992 Equity Incentive Plan, along with restricted stock awards, do not qualify for exclusion under Section 162(m) of the Internal Revenue Code. However, we have structured other components of our LTIP and compensation program to comply with Section 162(m), and we have structured our current compensation program to comply with Internal Revenue Code Section 409A.

Under Section 162(m) of the Internal Revenue Code, a limitation was placed on tax deductions of any publicly-held corporation for individual compensation to certain executives of such corporation exceeding $1,000,000 in any taxable year, unless the compensation is performance-based. None of our Company deductions for fiscal year 2006 are limited under the provisions set forth in Section 162(m). If an executive is entitled to nonqualified deferred compensation benefits that are subject to Section 409A, and such benefits do not comply with Section 409A, then the benefits are taxable in the first year they are not subject to a substantial risk of forfeiture. In such case, the executive is subject to regular federal income tax, interest and an additional federal income tax of 20% of the benefit includible in income. We have no executive officers with nonqualified deferred compensation benefits that are subject to Section 409A which fail to comply with Section 409A.

Summary Compensation

The following table sets forth information regarding the compensation we paid or accrued during our fiscal year ended December 26, 2006 to or for our Principal Executive Officer, our Principal Financial Officers, and our three other most highly compensated executive officers whose total compensation exceeded $100,000 for fiscal year 2006. We sometimes refer to these persons as our named executive officers or NEOs.

Summary Compensation Table for Fiscal 2006

				Stock	Option		All Other
Name and Principal Position	Year	Salary ($)	Bonus ($)	Awards ($)	Awards ($)		Compensation ($)	Total ($)
(a)	(b)	(c)(2)	(d)(2)(3)	(e)(4)	(f)(4)		(i)	(j)

Ronald M. Shaich,	2006	$515,000	$—	$102,853	$257,374		(5)	$875,227
Chairman and Chief Executive Officer (PEO)
Neal J. Yanofsky,	2006	$463,500	$118,125	$40,791	$791,224	(6)	(5)	$1,413,640
President
John M. Maguire,	2006	$339,285	$65,423	$37,397	$113,333		(5)	$555,438
Executive Vice President
Mark A. Borland,	2006	$310,200	$54,595	$20,764	$190,371		(5)	$575,930
Senior Vice President, Chief Supply Chain Officer
Jeffrey W. Kip,	2006	$250,737	$74,250	$8,850	$123,463		(5)	$457,300
Senior Vice President, Chief Financial Officer (PFO)
Mark E. Hood,	2006	$103,514	$—	$9,597	$284,790		(5)	$397,901
Senior Vice President, Former Chief Financial Officer(1)

(1)	Mr. Hood resigned as our Senior Vice President, Chief Financial Officer effective May 5, 2006, after which Mr. Hood served as a consultant to us through August 31, 2006.

(2)	Amounts represent the total “Salary” or “Bonus”, respectively, earned by the named executive officer for fiscal year 2006. Effective as of fiscal year 2007, the base salary of Messrs. Shaich, Yanofsky, Maguire, Kip and Borland were adjusted to $530,450, $477,405, $360,195, $319,506 and $319,506, respectively, and the 2007 target bonus levels of Mr. Kip were raised to 40% of base salary.

(3)	Because fiscal year 2005 performance substantially exceeded our target, supplemental incentive payments were made in fiscal 2006 to our executive officers, other than our Chairman and Chief Executive Officer and President, and to all other eligible participants.

(4)	Amounts calculated utilizing the provisions of Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payments, which we refer to as FAS 123R. See Note 2 to the consolidated financial statements in our Form 10-K for the year ended December 26, 2006 regarding assumptions underlying valuation of equity awards.

(5)	We did not pay “Other Compensation” to such named executive officer for fiscal year 2006 that exceeded $10,000.

(6)	Reflects the compensation cost of options for 50,000 shares of Class A Common Stock that vested during fiscal year 2006. These options were part of a grant of options for a total of 200,000 shares of Class A Common Stock that were awarded to Mr. Yanofsky at the commencement of his employment in fiscal year 2003. Assuming continued employment, options for an additional 50,000 shares will vest in each of fiscal years 2007 and 2008, with accelerated vesting in event of a change of control or voluntary termination for good reason.

Grants of Plan-Based Awards

The following table sets forth information concerning each grant of an award made to a named executive officer during the fiscal year ended December 26, 2006 under any plan, contract, authorization or arrangement pursuant to which cash, securities, similar instruments or other property may be received.

Grants of Plan-Based Awards

							All Other Option		Grant Date
			Estimated Future Payouts			All Other Stock	Awards: Number	Exercise or	Fair Value
			Under Non-Equity			Awards: Number of	of Securities	Base Price	of Stock and
			Incentive Plan Awards(1)			Shares of Stock or	Underlying	of Option	Stock Option
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Units (#)	Options (#)	Awards ($/sh)	Awards $
(a)	(b)		(c)	(d)	(e)	(i)(2)	(j)(2)	(k)	(l)

Ronald M. Shaich	1/1/2006		—	$772,500	$1,545,000	—	—	—	—
	1/30/2006	(3)	—	—	—	5,470	—	$68.55	$374,969
	2/13/2006	(3)	—	—	—	—	21,880	$72.58	$553,245
	8/11/2006		—	—	—	8,055	—	$47.95	$386,237
	8/11/2006		—	—	—	—	32,220	$47.95	$550,314
Neal J. Yanofsky	1/1/2006		—	$347,625	$695,250	—	—	—	—
	1/30/2006	(3)	—	—	—	2,055	—	$68.55	$140,870
	2/13/2006	(3)	—	—	—	—	8,220	$72.58	$207,846
	8/11/2006		—	—	—	3,624	—	$47.95	$173,771
	8/11/2006		—	—	—	—	14,496	$47.95	$247,590
John M. Maguire	1/1/2006		—	$211,678	$423,356	—	—	—	—
	8/11/2006		—	—	—	2,281	—	$47.95	$109,374
	8/11/2006		—	—	—	—	9,124	$47.95	$155,837
Mark A. Borland	1/1/2006		—	$155,100	$310,200	—	—	—	—
	8/11/2006		—	—	—	1,617		$47.95	$77,535
	8/11/2006		—	—	—	—	6,468	$47.95	$110,473
Jeffrey W. Kip	1/1/2006		—	$103,126	$206,252	—	—	—	—
	8/11/2006		—	—	—	1,075	—	$47.95	$51,546
	8/11/2006		—	—	—	—	4,300	$47.95	$73,444

(1)	Represents grant awarded in fiscal 2006 related to the performance award component of our LTIP. This performance award is earned based on the level of the Company’s cumulative achievement of predetermined short, medium and long-term performance metrics in each of the three consecutive fiscal years of 2006, 2007, and 2008.

(2)	Represents grant awarded in fiscal 2006 related to the restricted stock award component or choice award component of our LTIP. Restricted stock awards are comprised of shares of Class A Common Stock that are subject to forfeiture. The choice awards are in the form of a restricted stock award or a non-statutory stock option. Other than the grants noted in footnote (3), the shares of restricted stock and the stock options vest over a five-year period, with 25% vesting two years from grant date and an additional 25% vesting each year thereafter, subject to continued employment with us.

(3)	Represents grant awarded in fiscal 2006 related to the restricted stock award component or choice award component of our LTIP for fiscal 2005 service. As such, 25% of these awards vest in September 2007 and additional 25% vest each year thereafter, subject to continued employment with us.

Information Relating to Equity Awards and Holdings

The following table sets forth information concerning restricted stock that has not vested, stock options that have not been exercised and equity incentive plan awards for each of the named executive officers outstanding as of December 26, 2006.

Outstanding Equity Awards at Fiscal Year End

	Option Awards
	Number of	Number of
	Securities	Securities				Stock Awards
	Underlying	Underlying				Number of		Market Value of
	Unexercised	Unexercisable		Option	Option	Shares or Units of		Shares or Units of
	Options (#)	Options (#)		Exercise	Expiration	Stock That Have		Stock That Have
Name	Exercisable	Unexercisable		Price ($)	Date ($)	Not Vested (#)		Not Vested ($)
(a)	(b)	(c)		(e)	(f)(1)	(g)		(h)

Ronald M. Shaich	—	—		—	—	5,470	(3)	$303,421
	—	—		—	—	8,055	(4)	$446,811
	30,000	10,000		$28.39	1/17/2009	—		—
	100,000	—		$27.51	3/13/2009	—		—
	100,000	—		$36.00	3/18/2010	—		—
	125,000	—		$54.41	3/4/2011	—		—
	—	21,880	(5)	$72.58	2/13/2012	—		—
	—	32,220		$47.95	8/11/2012	—		—
Neal J. Yanofsky	—	—		—	—	2,055	(3)	$113,991
	—	—		—	—	3,624	(4)	$201,023
	90,000	100,000		$36.15	6/5/2009	—		—
	—	25,000		$54.41	3/4/2011	—		—
	—	8,220	(5)	$72.58	2/13/2012	—		—
	—	14,496		$47.95	8/11/2012	—		—
John M. Maguire	—	—		—	—	1,422	(2)	$78,878
	—	—		—	—	1,422	(2)	$78,878
	—	—		—	—	2,281	(4)	$126,527
	12,000	—		$19.27	8/23/2008	—		—
	5,000	5,000		$43.15	8/21/2009	—		—
	2,500	7,500		$35.29	8/20/2010	—		—
	—	9,124		$47.95	8/11/2012	—		—
Mark A. Borland						1,422	(2)	$78,878
						1,617	(4)	$89,695
	12,500	12,500		$29.30	8/29/2009
	1,250	3,750		$35.29	8/20/2010
		5,689		$50.25	9/15/2011
		6,468		$47.95	8/11/2012
Jeffrey W. Kip	—	—		—	—	474	(2)	$26,293
	—	—		—	—	1,075	(4)	$59,630
	15,000	15,000		$36.15	6/5/2009	—		—
	1,250	3,750		$35.29	8/20/2010	—		—
	—	1,896		$50.25	9/15/2011	—		—
	—	4,300		$47.95	8/11/2012	—		—
Mark E. Hood(6)	—	—		—	—	—		—

(1)	The stock options were granted under the 1992 Equity Incentive Plan, 2001 Stock Option Plan and 2006 Stock Incentive Plan and vest over five years in four equal 25% installments, subject to continued employment with

us. The first installment vests two years after the date of grant, with each remaining installment vesting every year thereafter until fully vested. The grant date of each option is listed in the table below by expiration date.

Expiration Date	Grant Date

8/23/2008	8/23/2001
1/17/2009	1/17/2002
3/13/2009	3/13/2003
6/5/2009	6/5/2003
8/21/2009	8/21/2003
8/29/2009	8/29/2002
3/18/2010	3/18/2004
8/20/2010	8/20/2004
3/4/2011	3/4/2005
9/15/2011	9/15/2005
2/13/2012	2/13/2006
8/11/2012	8/11/2006
2/13/2012	2/13/2006

(2)	Represents grants awarded on September 1, 2005 related to the restricted stock award component or choice award component of our LTIP for fiscal 2005 service; the first 25% installment of these awards vests on September 1, 2007 and additional 25% installments vest each year thereafter, subject to continued employment with us.

(3)	Represents grants awarded on January 30, 2006 related to the restricted stock award component or choice award component of our LTIP for fiscal 2005 service. As such, vesting is consistent with the LTIP grants made on September 1, 2005 (see footnote 2 above), with the first 25% installment of these awards vesting on September 1, 2007 and additional 25% installments vesting each year thereafter, subject to continued employment with us.

(4)	Represents grants awarded on August 11, 2006 related to the restricted stock award component or choice award component of our LTIP for fiscal 2006 service; the first 25% installment of these awards vests on September 1, 2008 and additional 25% installments vest each year thereafter, subject to continued employment with us.

(5)	Represents grants awarded on February 13, 2006 for fiscal 2005 service; the first 25% installment of these awards vests on September 15, 2007 and additional 25% installments vest each year thereafter, subject to continued employment with us.

(6)	Mr. Hood resigned as our Senior Vice President, Chief Financial Officer effective May 5, 2006, after which Mr. Hood served as a consultant to us through August 31, 2006.

The following table sets forth information concerning the exercise of stock options during the fiscal year ended December 26, 2006 for each of the named executive officers. No restricted stock awards granted to the named executive officers vested during fiscal year 2006.

Option Exercises

Option Awards
	Number of	Value
	Shares Acquired	Realized on
Name	on Exercise (#)	Exercise ($)
(a)	(b)	(c)(1)

Ronald M. Shaich	—	—
Neal J. Yanofsky	—	—
John M. Maguire	7,500	$519,369
Mark A. Borland	—	—
Jeffrey W. Kip	—	—
Mark E. Hood(2)	22,500	$627,740

(1)	Represents the fair market value of the number of shares acquired upon exercise of the option awards less the pre-tax exercise price of the shares.

(2)	Mr. Hood resigned as our Senior Vice President, Chief Financial Officer effective May 5, 2006, after which Mr. Hood served as a consultant to us through August 31, 2006.

Equity Compensation Plan Information

The following table summarizes information about our equity compensation plans (including individual compensation arrangements), which authorize the issuance of equity securities as of December 26, 2006:

Number of
	Number of		Securities
	Securities to be		Remaining Available
	Issued Upon		for Future Issuance
	Exercise of	Weighted Average	Under Equity
	Outstanding	Exercise Price of	Compensation
	Options(1)	Outstanding Options	Plans(1)(2)

Plan Category:
Equity Compensation Plans Approved by Security Holders(3)	2,311,228	$36.36	1,254,393
Equity Compensation Plans Not Approved by Security Holders	—	—	—

Total	2,311,228	$36.36	1,254,393

(1)	Number of shares is subject to adjustment for changes in capitalization such as stock splits, stock dividends and similar events.

(2)	All securities available for future issuance are under the 2006 Stock Incentive Plan.

(3)	Consists of the 2006 Stock Incentive Plan, 2001 Employee, Director, and Consultant Stock Option Plan, 1992 Employee Stock Purchase Plan, 1992 Equity Incentive Plan, and the Formula Stock Option Plan for Independent Directors.

Potential Payments Upon Termination or Change-in-Control

The following provides information regarding potential payments to be made to named executive officers upon termination of employment or change in control of our Company:

•	Our President is subject to a non-competition agreement which, in the event of his termination for reasons we describe below, provides for payments of separation pay in the form and amount of continued base pay, reduced by compensation received from other sources, for up to one year, along with up to one year of continued health, dental and 401(k) benefits. We are obligated to pay our President separation pay if we terminate his employment without cause or if he voluntary terminates his employment for good reason. The non-competition agreement defines good reason to include certain material reductions in his base compensation or benefits not applied to other executives, relocation of his principal place of work, and change in title to a lesser title than executive vice president. Our health benefits are provided directly for the Company through self-insured funding. Assuming separation benefits were payable commencing December 26, 2006, the total maximum value of this separation pay, assuming separation at December 26, 2006, would be $463,500 plus $2,388, the estimated value of continued benefits for one year based on our health benefits experience. In addition, the vesting on our President’s options for 100,000 shares of common stock accelerate on change of control. Assuming a change of control had occurred on December 26, 2006, and assuming immediate exercise at their exercise price of $36.15 per share and sale of such shares at the closing price of our common stock on that date, our President would have realized a benefit of approximately $1.93 million, less applicable commissions.

•	Our Executive Vice President and Senior Vice Presidents are parties to Confidential and Proprietary Information and Non-Competition Agreements, which provide that, in the event the executive officer is terminated without cause, he or she will receive his or her then current annual base salary (including car allowance, if applicable) and insurance benefits, and may make contributions to our 401(k) savings plan, for a period of one year. All such payments are reduced by any compensation the terminated executive receives in connection with future employment during such year, and are contingent upon his or her compliance with confidentiality and non-compete provisions of the agreement. Assuming these benefits were payable commencing December 26, 2006, the total maximum value of this separation pay would have been as follows for our Executive Vice President and Senior Vice Presidents who are named executive officers: for Mr. Maguire, $350,000 plus $7,388, the sum of his car allowance and estimated value of other continued benefits for one year, Mr. Kip $275,000 plus $2,388, the estimated value of continued benefits for one year, and, for Mr. Borland $310,200, plus $7,388, the sum of his car allowance and estimated value of other continued benefits for one year.

•	Our 2006 Stock Incentive Plan contains provisions addressing the consequences of any Reorganization Event, which is defined as (1) any merger or consolidation of us with or into another entity as a result of which all of our Common Stock is converted into or exchanged for the right to receive cash, securities or other property, or is cancelled, or (2) any exchange of all of our Common Stock for cash, securities or other property pursuant to a share exchange transaction, or (3) liquidation or dissolution.

In connection with a Reorganization Event, the Board of Directors or the Compensation Committee will take any one or more of the following actions as to all or any outstanding awards on such terms as the Board or the Committee determines: (a) provide that awards will be assumed, or substantially equivalent awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (b) upon written notice, provide that all unexercised options or other unexercised awards will become exercisable in full and will terminate immediately prior to the consummation of such Reorganization Event unless exercised within a specified period following the date of such notice, (c) provide that outstanding awards will become realizable or deliverable, or restrictions applicable to an award will lapse, in whole or in part prior to or upon such Reorganization Event, (d) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event, which the Plan refers to as the “Acquisition Price”, make or provide for a cash payment to an award holder equal to (1) the Acquisition Price times the number of shares of Common Stock subject to the holder’s awards (to the extent the exercise price does not exceed the Acquisition Price) minus (2) the aggregate exercise price of all the holder’s outstanding awards, in exchange for the termination of such awards, (e) provide that, in connection with our liquidation or dissolution, awards will convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof) and (f) any combination of the foregoing. Our Compensation Committee has not made any of the foregoing determinations.

•	Our 2005 Long-Term Incentive Program contains the following change in control provisions: In the event of (a) the purchase or other acquisition by any person, entity or group of persons of beneficial ownership of 50%

or more of the combined voting power of the Company’s then outstanding Common Stock; (b) individuals who constitute the board as of the effective date of the LTIP, which our LTIP refers to as the “Incumbent Board”, cease to constitute at least a majority of the Board; (c) consummation of a reorganization, merger or consolidation, except in the case where immediately after the reorganization, merger or consolidation, (1) our existing stockholders continue to own more than 50% of the combined voting power of the new entity, and (2) a majority of the Board following the reorganization, merger or consolidation were members of the Incumbent Board; (d) stockholder approval of our liquidation or dissolution, or the consummation of substantially all of our assets; or (e) any other event that a majority of the Incumbent Board shall determine may constitute a change in control, our Compensation Committee may take the following action(s): (A) provide for the acceleration of vesting or payment for any time period relating to the realization of the award; (B) provide for the purchase of the award upon participant’s request for an amount of cash or other property; (C) adjust the terms of any award to reflect the change in control; (D) cause the award to be assumed, or new rights substituted; or (E) make such other provisions as it may consider equitable. Our Compensation Committee has not taken any of the foregoing actions.

•	Our 1992 Equity Incentive Plan contains the following change in control provisions: Our Compensation Committee may, in the event of a change in control, take one or more of the following actions: (1) provide for the acceleration of any time period relating to exercise or realization of the award; (2) provide for purchase of the award upon participant’s request for an amount of cash or property; (3) adjust the terms of the award in a manner determined by it to reflect the change in control; (4) cause the award to be assumed, or new rights substituted, by another entity; or (5) such other provisions as it may consider equitable and in our best interest. Our Compensation Committee has not taken any of the foregoing actions.

•	Our 2001 Employee, Director and Consultant Stock Option Plan contains the following change in control provisions: In the event of a consolidation, acquisition or merger by another company, the administrator or the board of the acquiring entity shall either: (1) make provision for the continuation of the options by substituting on an equitable basis shares then subject to such options either payable in cash in connection with the acquisition or securities of the acquiring entity; or (2) upon written notice to participants, provide that all options be exercised within a specified number of days of the date of notice, at the end of which period the options shall terminate; or (3) terminate all options in exchange for cash payment equal to the excess of fair market value of the shares subject to such options over the exercise price thereof. No such event has occurred.

•	Our Formula Stock Option Plan for Independent Directors contains the following change in control provisions: In the event of a recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation, reorganization or liquidation, or any other change in our corporate structure or shares, the number and kind of shares (1) for which options may be granted under the Formula Plan and (2) for options outstanding under the Formula Plan, and (3) for which options shall be granted pursuant to Section 4 of the Formula Plan, the number and kind of shares and exercise price shall be equitably adjusted by our Compensation Committee to prevent enlargement or diminution of the rights of optionees, and in the same manner so provided in non-statutory options outstanding under the 1992 Equity Incentive Plan.

Compensation of Directors

The independent members of the Board of Directors, after considering the recommendation of our Nominations and Corporate Governance Committee, establish the annual compensation package for our non-employee directors. In order to set competitive compensation for our non-employee directors, our Nominations and Corporate Governance Committee may consider generally available source material from business periodicals, proxy statements, and other resources as well as engage third party advisors. During fiscal year 2005, the compensation of our directors was comprehensively reviewed and compared with director compensation offered by peer group companies within the restaurant industry. Changes made to our directors’ compensation were effected commencing as of fiscal year 2006. The compensation package of our non-employee directors consists of cash payments and stock and option awards. Our non-employee Director Emeritus, George E. Kane, receives only cash payments given his limited advisory and non-voting role on the board.

In January 2006, we adopted a new director compensation plan for our non-employee directors and director emeritus. As part of this new plan, we granted stock and option awards to our non-employee directors in fiscal 2006 for their fiscal 2005 services. In addition, we granted stock and option awards to our non-employee directors on the first business day of fiscal 2007 for their fiscal 2006 services. As a result, both stock and option award grants for fiscal 2005 and 2006 services as well as cash compensation for fiscal 2006 services are reflected in the following table.

Non-Employee Director Compensation in Fiscal Year 2006

		Stock Awards ($)			Option Awards ($)
	Fees Earned	(c)(2)			(d)(3)
	or Paid	For Fiscal	For Fiscal		For Fiscal	For Fiscal
Name	in Cash ($)	2005	2006		2005	2006		Total ($)
(a)	(b)	Services	Services	Total	Services	Services	Total	(h)(4)

Domenic Colasacco	$42,000	$32,013	$31,977	$63,990	$44,587	$44,951	$89,538	$195,528
Fred K. Foulkes	$37,000	$32,013	$31,977	$63,990	$44,587	$44,951	$89,538	$190,528
Larry J. Franklin	$35,000	$32,013	$31,977	$63,990	$44,587	$44,951	$89,538	$188,528
George E. Kane(1)	$32,000	—	—	—	—	—	—	$32,000
Thomas E. Lynch(5)	$32,000	$32,013	$31,977	$63,990	$44,587	$44,951	$89,538	$185,528

(1)	Mr. Kane serves as a non-voting Director Emeritus.

(2)	Amounts calculated utilizing the provisions of Statement of Financial Accounting Standards No. 123 (Revised 2004), Share-Based Payments, or FAS 123R. See Note 2 to the consolidated financial statements in our Form 10-K for the year ended December 26, 2006 regarding assumptions underlying valuation of equity awards. Represents stock grants awarded in fiscal 2006 for fiscal 2005 services and awarded in fiscal 2007 for fiscal 2006 services.

(3)	Amounts calculated utilizing the provisions of FAS 123R. Represents fully vested stock option grants awarded in fiscal 2006 for fiscal 2005 services and awarded in fiscal 2007 for fiscal 2006 services.

(4)	As required to be disclosed by applicable SEC rules, the aggregate number of stock awards and the aggregate number of options awards outstanding for each non-employee director at the end of fiscal year 2006, all of which are fully vested, are as follows:

(5)	Mr. Lynch resigned from the Board of Directors on December 27, 2006.

	Aggregate	Aggregate
Name	Stock Awards	Option Awards

Domenic Colasacco	467	41,867
Fred K. Foulkes	467	31,867
Larry J. Franklin	467	41,867
George E. Kane	—	20,000
Thomas E. Lynch(a)	467	21,867

(a)	Mr. Lynch resigned from the Board of Directors on December 27, 2006. His unexercised options expired on March 27, 2007.

Our Chairman and Chief Executive Officer receives no additional or special compensation for serving as a director.

Following is a description of the compensation arrangements for our non-employee directors and our Director Emeritus.

Cash Compensation.  Effective as of the beginning of fiscal year 2006, our directors who are not employees, and our Director Emeritus each receive an annual cash fee of $32,000, payable in four equal quarterly installments of $8,000 at the beginning of each fiscal quarter. In addition, effective as of the beginning of fiscal year 2006, each non-employee director who serves as a chair of a committee of our Board of Directors receives the following annual cash fees, payable in four equal quarterly installments at the beginning of each fiscal quarter:

•	chairperson of the Audit Committee — $10,000;

•	chairperson of the Compensation and Stock Option Committee — $5,000; and

•	chairperson of the Nominations and Corporate Governance Committee — $3,000.

All non-employee directors and our Director Emeritus also receive reimbursement of out-of-pocket expenses for attendance at each Board, committee, or stockholder meeting.

Equity Compensation.  Our non-employee directors, but not our Director Emeritus, also receive equity compensation for serving as directors, which consisted of the following one-time grants in fiscal year 2006 for their fiscal year 2005 service:

•	467 shares of Class A Common Stock (which is equal to $32,013 divided by $68.55, the fair market value of the stock on the date of approval by the Board); and

•	a fully vested option to purchase 1,867 shares of Class A Common Stock (which is equal to four times the number of shares granted under the first bullet above), with an exercise price of $68.55, which was the fair market value of the stock on the date of grant. The options are exercisable for a period of six years, subject to earlier termination following termination of service as a director.

For their fiscal year 2006 service and thereafter, our non-employee directors will receive annual grants, as of the first business day of the fiscal year immediately following such fiscal year, of:

•	a number of shares of Class A Common Stock equal to $32,000 divided by the fair market value of our Class A Common Stock on the date of grant; and

•	a fully vested option to purchase such number of shares of our Class A Common Stock as is equal to the number of shares of restricted stock awarded under the previous bullet times the ratio of option shares to restricted stock shares determined for our long term incentive plan grants for such fiscal year, with an exercise price equal to the fair market value of our Class A Common Stock on the date of grant. The options will be exercisable for a period of six years, subject to earlier termination following termination of service as a director.

Report of the Compensation and Stock Option Committee

The Compensation and Stock Option Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with the Company’s management. Based on this review and discussion, the Compensation and Stock Option Committee recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Respectfully submitted,

Fred K. Foulkes (chair)
Domenic Colasacco
Larry J. Franklin
Compensation and Stock Option Committee

OWNERSHIP OF OUR COMMON STOCK

The following table sets forth certain information as of February 28, 2007, with respect to the beneficial ownership of our Class A and Class B Common Stock by:

•	each director and director nominee,

•	the named executive officers in the Summary Compensation Table,

•	all of our directors, director nominees and executive officers as a group, and

•	each person we know to beneficially own more than five percent of any class of our Common Stock.

Unless otherwise noted below, the address of each beneficial owner listed in the table is c/o Panera Bread Company, 6710 Clayton Road, Richmond Heights, Missouri 63117.

We have determined beneficial ownership in accordance with the rules promulgated by the Securities and Exchange Commission. Unless otherwise indicated in the footnotes to the table, each person or entity has sole voting and investment power with respect to the stock listed.

Applicable percentage ownership is based on 30,471,554 shares of Class A Common Stock and 1,400,013 shares of Class B Common Stock issued and outstanding on February 28, 2007. In computing the number of shares of Common Stock beneficially owned by a person or entity and the percentage ownership of that person or entity, we deemed outstanding shares of Common Stock subject to options or warrants held by that person or entity that are currently exercisable within sixty days of February 28, 2007. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person or entity.

	Class A Common Stock			Class B Common Stock			Combined Voting
Name of Beneficial Owner	Number		Percent	Number		Percent	Percentage(1)

Officers and Directors
Ronald M. Shaich	1,706,640	(2)	5.6%	1,313,115	(2)	93.8%	16.3	%(2)
Neal J. Yanofsky	105,129	(3)	*	—		—	*
John M. Maguire	24,625	(4)	*	—		—	*
Mark A. Borland	16,791	(5)	*	—		—	*
Jeffrey W. Kip	17,919	(6)	*	—		—	*
Domenic Colasacco	45,184	(7)	*	—		—	*
Larry J. Franklin	45,184	(8)	*	—		—	*
Fred K. Foulkes	39,184	(9)	*	—		—	*
All directors, director nominees and executive officers as a group (16 persons)	2,112,812	(10)	6.9%	1,313,115		93.8%	17.5%
5% Security Holders
FMR Corp.	4,029,551	(11)	13.2%	—		—	11.6%
82 Devonshire Street Boston, MA 02109
T. Rowe Price Associates, Inc.	3,115,050	(12)	10.2%	—		—	9.0%
100 E. Pratt Street Baltimore, MD 21202
OppenheimerFunds, Inc.	1,817,340	(13)	6.0%	—		—	5.2%
Two World Financial Center 225 Liberty Street New York, NY 10281

	Class A Common Stock			Class B Common Stock		Combined Voting
Name of Beneficial Owner	Number		Percent	Number	Percent	Percentage(1)

Rainier Investment Management, Inc.	1,683,767	(14)	5.5%	—	—	4.9%
601 Union Street, Suite 2801 Seattle, WA 98101
BlackRock, Inc.	2,503,100	(15)	8.2%	—	—	7.2%
40 East 52nd Street New York, NY 10022

*	Less than one percent.

(1)	This column represents voting power rather than percentage of equity interest as each share of Class A Common Stock is entitled to one vote, while each share of Class B Common Stock is entitled to three votes. Combined, the Class A Common Stock (30,471,554 votes) and the Class B Common Stock (4,200,039 votes) entitle their holders to an aggregate of 34,671,593 votes as of February 28, 2007. The Class A Common Stock and Class B Common Stock vote together as a single class on all matters submitted to a vote of our stockholders, except as may otherwise be required by law. The Class B Common Stock is convertible at any time by the holder into shares of Class A Common Stock on a share-for-share basis.

(2)	Includes, with respect to Class A Common Stock, 1,706,640 shares, consisting of (a) 28,525 shares of Class A Common Stock, (b) options to purchase 365,000 shares of Class A Common Stock vested as of February 28, 2007 and within 60 days thereafter, (c) 1,105,558 shares of Class B Common Stock convertible on a share for share basis into Class A Common Stock, and (d) 207,557 shares of Class B Common Stock held in two grantor retained annuity trusts, of which Mr. Shaich is one of two trustees. Includes, with respect to Class B Common Stock, 1,313,115 shares, consisting of (a) 1,105,558 shares of Class B Common Stock, and (b) 207,557 shares of Class B Common Stock held in a grantor retained annuity trust, of which Mr. Shaich is one of two trustees. The combined voting percentage assumes that none of the shares of Class B Common Stock beneficially owned by Mr. Shaich are converted into shares of Class A Common Stock.

(3)	Includes 200 shares owned by Mr. Yanofsky’s wife, for which Mr. Yanofsky disclaims beneficial ownership, 8,679 shares of Class A Common Stock and options for 96,250 shares of Class A Common Stock exercisable within 60 days of February 28, 2007.

(4)	Includes 5,125 shares of Class A Common Stock, options for 19,500 shares of Class A Common Stock exercisable within 60 days of February 28, 2007.

(5)	Includes 3,041 shares of Class A Common Stock and options for 13,750 shares of Class A Common Stock exercisable within 60 days of February 28, 2007.

(6)	Includes 120 shares owned by Mr. Kip in the Company’s 401(k) plan, 1,549 shares of Class A Common Stock and options for 16,250 shares of Class A Common Stock exercisable within 60 days of February 28, 2007.

(7)	Consists of 1,037 shares of Class A Common Stock and options for 44,147 shares of Class A Common Stock exercisable within 60 days of February 28, 2007.

(8)	Consists of 1,037 shares of Class A Common Stock and options for 44,147 shares of Class A Common Stock exercisable within 60 days of February 28, 2007.

(9)	Includes 5,037 shares of Class A Common Stock and options for 34,147 shares of Class A Common Stock exercisable within 60 days of February 28, 2007.

(10)	In addition to the directors and executive officers listed above, also includes shares of Class A Common Stock beneficially owned by Messrs. Kish, Davis, Markowitz, Simpson, Kupstas and Nolan, and Mses. Fine and Gray. Includes 31,546 shares of Class A Common Stock, options for 68,350 shares of Class A Common Stock exercisable within 60 days of February 28, 2007, 2 shares of Class A Common Stock owned by members of Mr. Kish’s immediate family over which Mr. Kish shares beneficial ownership, 1,985 shares of Class A Common Stock owned by Michael Markowitz & Associates Profits Sharing Plan over which Mr. Markowitz shares beneficial ownership, 1,653 shares of Class A Common Stock owned by Mr. Davis in the Company’s 401(k) plan and 8,575 shares of Class A Common Stock owned by the Michael & Mary Kupstas Revocable Trust over which Mr. Kupstas shares beneficial ownership.

(11)	Consists of shares reported as beneficially owned by FMR Corp. and Edward C. Johnson 3d. Fidelity Management & Research Company, or Fidelity, a wholly-owned subsidiary of FMR Corp. and an investment adviser registered under the Investment Advisers Act of 1940, is the beneficial owner of 4,029,551 shares of the Class A Common Stock outstanding, as a result of acting as investment adviser to various investment companies registered under the Investment Company Act of 1940. The ownership of one investment company, Fidelity ContraFund, amounted to 2,505,151 shares of the Class A Common Stock outstanding. Fidelity ContraFund has its principal business office at 82 Devonshire Street, Boston, Massachusetts 02109. Edward C. Johnson 3d and FMR Corp., through its control of Fidelity and the funds, each has sole power to dispose of the 4,029,551 shares owned by the funds. Neither FMR Corp. nor Edward C. Johnson 3d, Chairman of FMR Corp., has the sole power to vote or direct the voting of the shares owned directly by the funds, which power resides with the funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the funds’ Boards of Trustees. Strategic Advisors, Inc., 82 Devonshire Street, Boston, Massachusetts 02109, a wholly-owned subsidiary of FMR Corp. is the beneficial owner of 400 shares of Class A Common Stock as a result of its serving as investment manager of the institutional accounts. Members of the Edward C. Johnson 3rd family are the predominant owners of Series B shares of common stock of FMR Corp., representing approximately 49% of the voting power of FMR Corp. The Johnson family group and all other Series B stockholders have entered into a shareholders’ voting agreement under which all Series B shares will be voted in accordance with the majority vote of Series B shares. Accordingly, through their ownership of voting stock and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed under the Investment Company Act of 1940 to form a controlling group with respect to FMR Corp. We obtained information regarding beneficial ownership of these shares solely from Schedule 13G, Amendment No. 5, filed with the Securities and Exchange Commission on February 14, 2007 and Schedule 13G, Amendment No. 6, filed with the Securities and Exchange Commission on February 13, 2007.

(12)	Consists of shares reported as beneficially owned by T. Rowe Price Associates, Inc. (“Price Associates”), of which Price Associates reports sole voting power with respect to 642,450 shares and sole disposition power with respect to 3,115,050 shares. Price Associates does not serve as custodian of the assets of any of its clients; accordingly, in each instance only the client or the client’s custodian or trustee bank has the right to receive dividends paid with respect to, and proceeds from the sale of, such securities. The ultimate power to direct the receipt of dividends paid with respect to, and the proceeds from the sale of, such securities, is vested in the individual and institutional clients for which Price Associates serves as investment adviser. Any and all discretionary authority which has been delegated to Price Associates may be revoked in whole or in part at any time. Not more than 5% of the class of such securities is owned by any one client subject to the investment advice of Price Associates. With respect to securities owned by any one of the registered investment companies sponsored by Price Associates for which it also serves as investment advisor (“T. Rowe Price Funds”), only State Street Bank and Trust Company, as custodian for each of such T. Rowe Price Funds, has the right to receive dividends paid with respect to, and proceeds from the sale of, such securities. No other person is known to have such right, except that the stockholders of each such T. Rowe Price Fund participate proportionately in any dividends and distributions so paid. We obtained information regarding beneficial ownership of these shares solely from the Schedule 13G, Amendment No. 2, filed with the Securities and Exchange Commission on January 10, 2007.

(13)	Consists of shares reported as beneficially owned by OppenheimerFunds, Inc. (“Oppenheimer”), of which Oppenheimer reports shared voting power and shared disposition power with respect to 1,817,340 shares. We obtained information regarding beneficial ownership of these shares solely from the Schedule 13G filed with the Securities and Exchange Commission on February 7, 2007.

(14)	Consists of shares reported as beneficially owned by Rainier Investment Management, Inc. (“Rainier”), of which Rainier reports sole voting power with respect to 1,566,717 shares and sole disposition power with respect to 1,683,767 shares. We obtained information regarding beneficial ownership of these shares solely from the Schedule 13G filed with the Securities and Exchange Commission on February 13, 2007.

(15)	Consists of shares reported as beneficially owned by Blackrock, Inc. (“Blackrock”), of which Blackrock reports shared voting power and shared disposition power with respect to 1,817,340 shares. BlackRock is a parent holding company for a number of investment management subsidiaries. The following subsidiaries are investment advisors that hold the shares beneficially owned by Blackrock: BlackRock Advisors LLC;

BlackRock Capital Management, Inc.; BlackRock Investment Management LLC; BlackRock (Channel Islands) Ltd; BlackRock Investment Management UK Ltd; and State Street Research & Management Co. We obtained information regarding beneficial ownership of these shares solely from the Schedule 13G filed with the Securities and Exchange Commission on February 13, 2007.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act requires our directors, executive officers and beneficial owners of more than 10% of our Common Stock to file reports of ownership and changes of ownership with the Securities and Exchange Commission on Forms 3, 4 and 5. We believe that during the fiscal year ended December 26, 2006, our directors, executive officers and beneficial owners of more than 10% of our Common Stock timely complied with all applicable filing requirements, with the following exception:

•	A late Form 4 report was filed on March 1, 2006 by Domenic Colasacco to report the receipt of a stock option grant on January 30, 2006.

In making these disclosures, we relied solely on a review of copies of such reports filed with the Securities and Exchange Commission and furnished to us and written representations that no other reports were required.

PROPOSAL 1

ELECTION OF DIRECTORS

Our certificate of incorporation provides for a classified Board of Directors. This means our Board of Directors is divided into three classes, with each class having as nearly as possible an equal number of directors. The term of service of each class of directors is staggered so that the term of one class expires at each annual meeting of the stockholders.

The Board of Directors currently consists of four members, divided into three classes as follows:

•	Larry J. Franklin constitutes a class with terms ending at the upcoming Annual Meeting;

•	Ronald M. Shaich and Fred K. Foulkes constitute a class with terms ending in 2008; and

•	Domenic Colasacco constitutes a class with a term ending in 2009.

In addition, the Board has named George E. Kane as a non-voting Director Emeritus, in honor of his long service to our company, with his term ending at the 2008 Annual Meeting.

At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those directors whose terms are expiring. Larry J. Franklin is the current director whose term expires at the upcoming Annual Meeting. Mr. Franklin is nominated for re-election as a Class III director, with a term ending in 2010.

Unless otherwise instructed in the proxy, all proxies will be voted for the election of the nominee identified above to a three-year term ending in 2010, such nominee to hold office until his successor has been duly elected and qualified. Stockholders who do not wish their shares to be voted for the nominee may so indicate by striking out the name of the nominee on the proxy card. We do not contemplate that the nominee will be unable to serve, but in that event, proxies solicited hereby will be voted for the election of another person to be designated by the Board of Directors.

A plurality of the combined voting power of the shares of Class A and Class B Common Stock present in person or represented by proxy at the meeting and entitled to vote is required to elect the nominee as a director.

The Board of Directors Recommends that You Vote “FOR” the
Election of Larry J. Franklin.

PROPOSAL 2

AMENDMENT TO 1992 EMPLOYEE STOCK PURCHASE PLAN

At the Annual Meeting, our stockholders will be asked to approve an amendment to increase the number of shares of Class A Common Stock reserved for issuance under our 1992 Employee Stock Purchase Plan, which we refer to as the ESPP, from 700,000 to 825,000 shares (subject to appropriate adjustment in the event of stock splits, stock dividends or other capital changes) and to grant to our Board of Directors the power to designate subsidiaries whose employees are eligible to participate in the plan.

The ESPP permits employees to purchase our Class A Common Stock at a discounted price. Our Board believes that the stock purchase plan is an important benefit in recruiting and retaining employees. The ESPP is designed to encourage and assist our employees in acquiring an equity interest in our Company through the purchase of our Class A Common Stock. In March 2007, the Board of Directors adopted, upon the recommendation of its Compensation and Stock Option Committee and subject to stockholder approval, an amendment to the ESPP to increase the number of shares of Class A Common Stock available for purchase under the ESPP by 125,000 shares. Currently, there are 700,000 shares of Class A Common Stock available for purchase under the ESPP. The Board believes that it is necessary to adopt the amendment to the ESPP in order to ensure that there are sufficient shares for all stock purchases under the ESPP through fiscal year 2010.

Description of the ESPP

The following is a brief summary of the ESPP and is qualified in its entirety by reference to the ESPP, a copy of which is attached as Exhibit A to this proxy statement.

The ESPP gives eligible employees the option to purchase Class A Common Stock through payroll deductions (which typically may not exceed 10% of an employee’s prior year compensation) at 85% of the fair market value of the Class A Common Stock at the time the option is exercised. The ESPP limits the number of shares that may be purchased to 20,000 shares per quarter. If option holders exercise options in any one year for a number of shares in excess of such maximum, then the number of shares to be purchased by such option holders is reduced ratably to bring the aggregate number of shares to be purchased down to the maximum. Any quarterly installment or portion thereof not exercised expires and may not be cumulated with subsequently exercised quarterly installments.

A participant may withdraw from the ESPP at any time and the entire amount credited to his or her payroll deduction account will be refunded. If a participant terminates employment, his or her participation in the ESPP ends automatically and the entire amount credited to his or her account will be refunded.

Eligible Participants

Generally, employees who are regularly scheduled to work twenty hours per week during the first ninety days of employment, except holders of 5% or more of the total combined voting power of all classes of the Company’s capital stock, are eligible to participate in the ESPP. Such participation is on a purely voluntary basis. As of December 31, 2006, approximately 7,530 employees were eligible to participate in the ESPP. Because participation in the stock purchase plan is voluntary, we cannot determine the number of shares of common stock to be purchased in the future by non-executive employees as a group. However, during the last eight quarterly offering periods, we have issued an average of 7,000 shares per offering period under the ESPP. Executive officers may participate in the ESPP.

Plan Administration and Termination

The ESPP provides for administration by the Compensation and Stock Option Committee. The Compensation and Stock Option Committee may terminate the ESPP at any time and amend it in any respect, except that the Compensation and Stock Option Committee may not effect a change inconsistent with Section 423 of the Internal Revenue Code.

Federal Income Tax Consequences

The following generally summarizes the United States federal income tax consequences that will arise with respect to participation in the ESPP and with respect to the sale of shares of our common stock acquired under the ESPP. This summary is based on the tax laws in effect as of the date of this proxy statement. Changes to these laws could alter the tax consequences described below.

Tax Consequences to Participants.  A participant will not have income upon enrolling in the ESPP or upon purchasing stock at the end of an offering.

A participant may have both compensation income and capital gain income if the participant sells stock that was acquired under the ESPP at a profit (if sales proceeds exceed the purchase price). The amount of each type of income will depend on when the participant sells the stock. If the participant sells the stock more than two years after the commencement of the offering during which the stock was purchased and more than one year after the date that the participant purchased the stock, then the participant will have compensation income equal to the lesser of:

•	15% of the value of the stock on the day the offering commenced; and

•	the participant’s profit.

Any excess profit will be long-term capital gain.

If the participant sells the stock prior to satisfying these waiting periods, then he or she will have engaged in a disqualifying disposition. Upon a disqualifying disposition, the participant will have compensation income equal to the value of the stock on the day he or she purchased the stock less the purchase price. If the participant’s profit exceeds the compensation income, then the excess profit will be a capital gain. If the participant’s profit is less than the compensation income, the participant will have a capital loss equal to the value of the stock on the day he or she purchased the stock less the sales proceeds. This capital gain or loss will be long-term if the participant has held the stock for more than one year, and otherwise will be short-term.

If the participant sells the stock at a loss (if sales proceeds are less than the purchase price), then the loss will be a capital loss. This capital loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Tax Consequences to the Company.  There will be no tax consequences to us except that we will be entitled to a deduction when a participant has compensation income upon a disqualifying disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Internal Revenue Code.

The Board of Directors Recommends that You Vote “FOR” the Approval of the Amendment to
Increase the Number of Shares Authorized for Issuance Under the 1992 Employee Stock Purchase
Plan from 700,000 to 825,000 and to Grant to our Board of Directors the Power to Designate
Subsidiaries whose Employees are Eligible to Participate in the Plan.

PROPOSAL 3

RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed the firm of PricewaterhouseCoopers LLP, independent registered public accounting firm, to audit our books, records and accounts for the fiscal year ending December 25, 2007. This appointment is being presented to the stockholders for ratification at the Annual Meeting.

PricewaterhouseCoopers LLP, or PwC, has no direct or indirect material financial interest in our Company or our subsidiaries. Representatives of PwC are expected to be present at the meeting and will be given the opportunity to make a statement on the firm’s behalf if they so desire. The representatives also will be available to respond to appropriate questions.

PwC was our independent registered public accounting firm for our fiscal years ended December 26, 2006 and December 27, 2005. A summary of the fees we paid to PwC during our 2006 and 2005 fiscal years follows:

Nature of Service	2006 Fees	2005 Fees

Audit Fees(1)	$607,540	$552,306
Audit-Related Fees(2)	$17,380	$23,000
Tax Fees(3)	$282,765	$94,183
All Other Fees(4)	$1,500	$1,500

(1)	The “Audit Fees” represent fees for the respective fiscal year for professional services for the audit of our annual financial statements, the review of financial statements included in our quarterly financial statements and audit services provided in connection with other statutory or regulatory requirements.

(2)	The “Audit-Related Fees” consist of fees for assurance and related services that were reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.” These fees include our payments to PwC in 2006 and 2005 for their audit of our 401(k) plan. The Audit Committee pre-approved 100% of the “Audit-Related Fees” in 2006 and 2005.

(3)	The “Tax Fees” include our payments to PwC in 2006 and 2005 for their preparation of our federal, state, and local income tax returns and for their consultation on various income tax return matters and in 2006 for their technical advice related to international tax matters. The Audit Committee pre-approved 100% of the “Tax Fees” in 2006 and 2005.

(4)	The “All Other Fees” consist of fees for products and services (other than the services disclosed under “Audit Fees,” “Audit-Related Fees” and “Tax Fees”) including fees related to the use of PwC’s accounting literature in 2006 and 2005. The Audit Committee pre-approved 100% of the “All Other Fees” in 2006 and 2005.

The Audit Committee determined that the provision of the non-audit services by PwC described above is compatible with maintaining PwC’s independence.

The Audit Committee as a whole, or through the Chair, pre-approves all audit and non-audit services (including fees) to be provided by the independent registered public accounting firm. The Audit Committee has delegated to the Chair of the Audit Committee the authority to pre-approve non-audit services not prohibited by law to be performed by PwC and associated fees up to a maximum of $125,000, provided that the Chair of the Audit Committee reports any decisions to pre-approve such services and fees to the full Audit Committee at its next regular meeting.

Proxies solicited by management will be voted for the ratification unless stockholders specify otherwise. Ratification by the stockholders is not required. Although we are not required to submit the appointment to a vote of the stockholders, the Board of Directors continues to believe it is appropriate as a matter of policy to request that the stockholders ratify the appointment of PwC as our independent registered public accounting firm. If the stockholders do not ratify the appointment, the Audit Committee will investigate the reasons for stockholder rejection and consider whether to retain PwC or appoint another independent registered public accounting firm. Even if the appointment is ratified, the Board of Directors and the Audit Committee in their discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of our Company and our stockholders.

The Board of Directors Recommends that You Vote “FOR” the Ratification of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm
for our 2007 Fiscal Year.

OTHER MATTERS

As of the date of this proxy statement, we know of no matter not specifically referred to above as to which any action is expected to be taken at the Annual Meeting of stockholders. The persons named as proxies will vote the proxies, insofar as they are not otherwise instructed, regarding such other matters and the transaction of such other business as may be properly brought before the meeting, as seems to them to be in the best interest of our Company and our stockholders.

Stockholder Proposals for 2008 Annual Meeting

  Stockholder Proposals Included in Proxy Statement

To be considered for inclusion in the proxy statement relating to our Annual Meeting of Stockholders to be held in 2008, stockholder proposals must be received at our principal executive offices no later than January 25, 2008, which is no less than 120 calendar days prior to the anniversary of the prior year’s annual meeting of stockholders. If the date of next year’s annual meeting is changed by more than 30 days from the anniversary date of this year’s annual meeting on May 24, then the deadline is a reasonable time before we begin to print and mail proxy materials. Upon receipt of any such proposal, we will determine whether or not to include such proposal in the proxy statement and proxy in accordance with regulations governing the solicitation of proxies.

  Stockholder Proposals Not Included in Proxy Statement

We must receive other proposals of stockholders (including director nominations) intended to be presented at the 2008 Annual Meeting of Stockholders but not included in the proxy statement by March 26, 2008, but not before December 27, 2007, which is not less than 60 days nor more than 150 days prior to the anniversary date of the immediately preceding annual meeting. However, in the event the 2008 Annual Meeting is scheduled to be held on a date before April 25, 2008, or after July 24, 2008, which are dates 30 days before or 60 days after the anniversary date of the immediately preceding annual meeting, then your notice may be received by us at our principal executive office not later than the close of business on the later of (1) the 60th day before the scheduled date of such annual meeting or (2) the 10th day after the day on which we first make a public announcement of the date of such annual meeting. Any proposals we do not receive in accordance with the above standards will not be voted on at the 2008 Annual Meeting. In certain cases, notice may be delivered later if the number of directors to be elected to the Board of Directors is increased.

Each stockholder’s notice for a proposal must be timely given to our Secretary at the address of our principal executive offices. Each notice generally is required to set forth as to each matter proposed to be brought before an annual meeting certain information and must meet other requirements specified in our by-laws, as determined by us, including (1) a brief description of the business the stockholder desires to bring before the meeting and the reasons for conducting such business at the meeting, (2) the name and address, as they appear on our stock transfer books, of the stockholder proposing such business, (3) the class and number of shares beneficially owned by the stockholder making the proposal, (4) the names and addresses of the beneficial owners of any of our capital stock registered in such stockholder’s name, and the class and number of our shares so owned, (5) the names and addresses of other stockholders known by the stockholder proposing such business to support such proposal, and the class and number of our shares beneficially owned by such other stockholders, and (6) any material interest of the stockholder proposing to bring such business before such meeting (or any other stockholders known to be supporting such proposal) in such proposal.

For nominations, a stockholder’s notice to the Secretary generally must set forth information specified in our by-laws, as determined by us, as to each person proposed to be nominated, including (1) the name, age, business address and residence address of such person, (2) the principal occupation or employment of such person, (3) the class and number of our shares which are beneficially owned by such person on the date of such stockholder notice, and (4) the consent of each nominee to serve as a director if elected. The notice must also set forth as to the stockholder giving the notice (1) the name and address, as they appear on our transfer books, of such stockholder and of any beneficial owners of our capital stock registered in such stockholder’s name and the name and address of other stockholders known by such stockholder to be supporting such nominee(s), (2) the class and number of our shares held of record, beneficially owned or represented by proxy by such stockholder and by any other stockholders known by such stockholder to be supporting such nominee(s) on the record date for the annual meeting in question (if such date shall then have been made publicly available) and on the date of such stockholder’s notice, and (3) a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholder.

The foregoing time limits also apply to determining whether notice is timely for purposes of rules adopted by the Securities and Exchange Commission relating to the exercise of discretionary voting authority. These rules are separate from and in addition to the requirements a stockholder must meet to have a proposal included in our proxy statement. In addition, stockholders are required to comply with any applicable requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder.

Householding of Proxies

The Securities and Exchange Commission has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for annual reports and proxy statements with respect to two or more stockholders sharing the same address by delivering a single annual report and/or proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. We and some brokers household annual reports and proxy materials, delivering a single annual report and/or proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.

Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. You may request to receive at any time a separate copy of our annual report or proxy statement, by sending a written request to Investor Relations Coordinator, Panera Bread Company, 6710 Clayton Road, Richmond Heights, Missouri 63117, or call (314) 633-7100, ext. 6500.

If, at any time, you no longer wish to participate in householding and would prefer to receive a separate annual report and/or proxy statement in the future, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to Investor Relations Coordinator, Panera Bread Company, 6710 Clayton Road, Richmond Heights, Missouri 63117, or call (314) 633-7100, ext. 6500. If, at any time, you and another stockholder sharing the same address wish to participate in householding and prefer to receive a single copy of our annual report and/or proxy statement, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to Investor Relations Coordinator, Panera Bread Company, 6710 Clayton Road, Richmond Heights, Missouri 63117, or call (314) 633-7100, ext. 6500.

Miscellaneous

Even if you plan to attend the meeting in person, please complete, sign, date and return the enclosed proxy promptly. Should you attend the meeting, you may revoke the proxy and vote in person. A postage-paid, return-addressed envelope is enclosed for your convenience. No postage need be affixed if mailed in the United States. Your cooperation in giving this your immediate attention will be appreciated.

You may obtain a copy of our annual report (without exhibits) filed with the Securities and Exchange Commission on Form 10-K for our 2006 fiscal year without charge upon written request to: Investor Relations Coordinator, Panera Bread Company, 6710 Clayton Road, Richmond Heights, Missouri 63117.

EXHIBIT A

EMPLOYEE STOCK PURCHASE PLAN

FOR

PANERA BREAD COMPANY
(as amended May 24, 2007)

TABLE OF CONTENTS

ARTICLE 1.	PURPOSE OF THE PLAN	A-4

ARTICLE 2.	DEFINITIONS	A-4
2.1	Beneficiary	A-4
2.2	Board	A-4
2.3	Code	A-4
2.4	Committee	A-4
2.5	Common Stock	A-4
2.6	Company	A-4
2.7	Designated Subsidiary	A-4
2.8	Eligible Employee	A-4
2.9	Entry Date	A-4
2.10	Fair Market Value of Common Stock as of the Applicable Grant Date	A-4
2.11	Grant Date	A-4
2.12	Option	A-4
2.13	Option Price	A-5
2.14	Plan	A-5
2.15	Quarterly Grant Date	A-5

ARTICLE 3.	ADMINISTRATION	A-5

ARTICLE 4.	MAXIMUM LIMITATIONS	A-5

ARTICLE 5.	BASIS OF PARTICIPATION AND GRANTING OPTIONS	A-5
5.1	Initial Eligibility	A-5
5.2	Restrictions on Participation	A-5
5.3	Commencement of Participation	A-5
5.4	Maximum Options Available to Participant	A-6
5.5	Reduction if Oversubscribed	A-6
5.6	Compensation	A-6

ARTICLE 6.	WITHDRAWAL	A-6
6.1	In General	A-6
6.2	Effect on Subsequent Participation	A-6
6.3	Termination of Employment	A-6
6.4	Termination of Employment Due to Death	A-6

ARTICLE 7.	TRANSFERABILITY	A-7
7.1	Option Not Subject to Assignment	A-7
7.2	Designation of Beneficiary	A-7

ARTICLE 8.	ADJUSTMENT PROVISIONS	A-7

ARTICLE 9.	DISSOLUTION, MERGER AND CONSOLIDATION	A-7

ARTICLE 10.	CONDITIONS SUBSEQUENT TO EFFECTIVE DATE	A-7

ARTICLE 11.	LIMITATION ON OPTIONS	A-7
11.1	Plan Construction	A-7
11.2	Nondiscrimination	A-8

ARTICLE 12.	MISCELLANEOUS	A-8
12.1	Legal and Other Requirements	A-8
12.2	No Obligation to Exercise Options	A-8
12.3	Termination and Amendment of the Plan	A-8
12.4	Application of Funds	A-8
12.5	Withholding Taxes	A-8
12.6	Right to Terminate Employment	A-8
12.7	Rights as a Shareholder	A-8
12.8	Leaves of Absence and Disability	A-8
12.9	Notices	A-8
12.10	Applicable Law	A-9
12.11	Elimination of Fractional Shares	A-9

EMPLOYEE STOCK PURCHASE PLAN

WHEREAS, in 1992, pursuant to a vote its shareholders, Panera Bread Company (the “Company”) established an Employee Stock Purchase Plan (the “Plan”) providing for the grant of options to purchase common stock of the Company to employees who are employed by the Company or its subsidiaries on a regular full-time basis; and

WHEREAS, in 1997, the Plan was amended pursuant to a vote of the shareholders of the Company; and

WHEREAS, in 2007, the Plan was further amended pursuant to a vote of the shareholders of the Company.

NOW, THEREFORE, the Plan, as previously established and amended, and as approved by the shareholders, is hereby further amended as follows:

ARTICLE 1.	PURPOSE OF THE PLAN

The purpose of this Employee Stock Purchase Plan is to give eligible employees of Panera Bread Company, a Delaware corporation, and its Designated Subsidiaries, an opportunity to acquire shares of its Common Stock, and to continue to promote its best interests and enhance its long-term performance.

ARTICLE 2.	DEFINITIONS

Wherever used herein, the following words and phrases shall have the meanings stated below unless a different meaning is plainly required by the context:

2.1 Beneficiary.  Beneficiary means the person or persons designated by an Eligible Employee pursuant to Section 7.2.

2.2 Board.  Board means the Board of Directors of the Company.

2.3 Code.  Code means the Internal Revenue Code of 1986, as amended.

2.4 Committee.  Committee means the Compensation and Stock Option Committee of the Board.

2.5 Common Stock.  Common Stock means shares of the Class A Common Stock of the Company.

2.6 Company.  Company means Panera Bread Company, a Delaware corporation.

2.7 Designated Subsidiary.  Designated Subsidiary means any subsidiary of the Company (as defined in Section 424(f) of the Code) designated by the Board or Committee from time to time.

2.8 Eligible Employee.  Eligible Employee means an employee who has met the requirements set forth in Section 5.1.

2.9 Entry Date.  Entry Date means the first day of each calendar quarter.

2.10 Fair Market Value of Common Stock as of the Applicable Grant Date.  Fair Market Value of Common Stock as of the applicable Grant Date shall mean:

(a) The closing price of the Common Stock on the last day of the calendar quarter or the nearest prior business day on which trading occurred on the exchange or market system on which the Common Stock is listed.

(b) If the Common Stock is not traded on either of the aforesaid dates, then such value as the Committee, in good faith, shall determine.

Notwithstanding any provision of the Plan to the contrary, no determination made with respect to the Fair Market Value of Common Stock subject to an Option shall be inconsistent with Section 423 of the Code or regulations thereunder.

2.11 Grant Date.  Grant Date means any Quarterly Grant Date.

2.12 Option.  Option means an option granted hereunder which will entitle an Eligible Employee to purchase shares of Common Stock.

2.13 Option Price.  Option price means 85 percent of the Fair Market Value per share of Common Stock as of the applicable Grant Date.

2.14 Plan.  Plan means the Panera Bread Company Employee Stock Purchase Plan as set forth herein.

2.15 Quarterly Grant Date.  Quarterly Grant Date means the last business day of each calendar quarter.

ARTICLE 3.	ADMINISTRATION

The Plan shall be administered by the Committee. Subject to the express provisions of the Plan, the Committee shall have discretion to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, determine the terms and provisions of the Options granted hereunder and make all other determinations necessary or advisable for administration of the Plan. The determination of the Committee on all matters regarding the Plan shall be conclusive. A member of the Committee shall only be liable for any action taken or determination made in bad faith.

ARTICLE 4.	MAXIMUM LIMITATIONS

The total number of shares of Common Stock available for grant as Options under the Plan shall not exceed 825,000, and the aggregate number of shares of Common Stock available for grant as Options pursuant to Section 5.1 shall not exceed 20,000 as of any Quarterly Grant Date, subject to adjustment pursuant to Article 8 hereof. Shares of Common Stock granted pursuant to the Plan may be either authorized but unissued shares or shares now or hereafter held in the treasury of the Company. In the event that any Option granted pursuant to Section 5.1 expires or is terminated, surrendered or cancelled without being exercised, in whole or in part, for any reason, the number of shares of Common Stock theretofore subject to such Option shall again be available for grant as an Option pursuant to Section 5.1 and shall not reduce the total number of shares of Common Stock available for grant as such Options as set forth in the first sentence of this Article 4.

ARTICLE 5.	BASIS OF PARTICIPATION AND GRANTING OPTIONS

5.1 Initial Eligibility.  Any employee of the Company or a Designated Subsidiary who has completed ninety (90) days of employment and is employed by the Company or a Designated Subsidiary on the date his participation in the Plan is to become effective shall be eligible to participate as of the first day of the calendar quarter immediately following completion of such ninety (90) day period, provided any Employee who is employed after the first day of the month shall be deemed to have been employed for the entire month in which his employment commences. Provided further no employee shall be an Eligible Employee if he is regularly scheduled to work less than 20 hours per week.

5.2 Restrictions on Participation.  Notwithstanding any provisions in the Plan to the contrary, no Employee shall be granted an Option to participate in the Plan;

(a) If immediately after the grant such Employee would own stock, and/or hold outstanding options to purchase stock, possessing 5% or more of the total combined voting power or value of all classes of stock of the Company (for purposes of this paragraph, the rules of Section 424(d) of the Code shall apply in determining stock ownership of any employee); or

(b) Which permits his right to purchase stock under all employee stock purchase plans of the Company to accrue at a rate which exceeds $25,000 in fair market value of the stock (determined at the time such option is granted) for each calendar year in which such option is outstanding.

5.3 Commencement of Participation.  An Eligible Employee may become a Participant by completing an authorization for payroll deduction in any whole percentage equal to no less than 1% and no more than 10% of his compensation as defined in Section 5.6 of this Plan on the form provided by the Company and filing it with the Director of Compensation and Benefits not less than 15 working days before the first payroll of the next calendar quarter. Payroll deductions shall commence on the first day of the calendar quarter following his completion of an enrollment form and shall end at such time as the Participant withdraws from the Plan in accordance with the provisions of Article 6. A Participant may decrease the amount of his payroll deduction once during any calendar quarter. Increases in payroll deduction shall be effective as of the first day of the calendar quarter following such increase.

5.4 Maximum Options Available to Participant.  Unless a Participant has withdrawn as provided in Article 6, each Participant on a Quarterly Grant Date, commencing with the Quarterly Grant Date, and, subject to earlier termination of the Plan pursuant to Section 12.3 hereof, ending with the last Quarterly Grant Date on which shares of Common Stock are available for grant within the limitations set forth in Article 4, shall be deemed to have automatically exercised the Option granted hereunder which will entitle him or her to purchase, at the Option Price per share applicable to such Quarterly Grant Date, the whole number of shares of Common Stock equal to the lesser of the amount of compensation the Participant has elected to defer divided by such applicable Option Price per share of Common Stock or 1,000 shares of Common Stock. The Quarterly Grant Date applicable to an Option granted pursuant to this Section 5.4 shall be the date of grant of such Option. Unused payroll deductions will be automatically refunded to the Participant or his brokerage or other personal account, without interest, except that any amount of unused payroll deductions which is less than the purchase price of one share of Common Stock will be carried forward, unless the Participant elects to withdraw in the next calendar quarter, in which case all of the unused payroll deductions will be refunded in accordance with Section 6.1 of the Plan.

5.5 Reduction if Oversubscribed.  If the number of shares of Common Stock for which Options are granted pursuant to Section 5.4 of this Article 5 exceeds the applicable number set forth in Article 4, then the Options granted under the applicable paragraph to all Eligible Employees shall, in a nondiscriminatory manner which shall be consistent with Section 11.2 of the Plan, be reduced in proportion to their respective compensation.

5.6 Compensation.  An Eligible Employee’s compensation means, for purposes of Section 5.3, the Eligible Employee’s annual rate of compensation as of the applicable Quarterly Grant Date. Such annual rate of compensation shall be determined by the Committee in a nondiscriminatory manner which shall be consistent with Section 11.2 of the Plan.

ARTICLE 6.	WITHDRAWAL

6.1 In General.  A Participant may withdraw without interest payroll deductions credited to his account under the Plan at any time by giving written notice to the Director of Compensation and Benefits not less than 10 business days prior to the last day of the calendar quarter. Withdrawal must be in whole and not in part. All of the Participant’s payroll deductions credited to his account will be paid to him or his brokerage or other personal account, without interest, promptly after receipt of his notice of withdrawal and no further payroll deductions will be made from his pay during the calendar quarter in which he withdraws.

6.2 Effect on Subsequent Participation.  A Participant’s withdrawal from the Plan will not have any effect on his ability to participate in any future Options or in any similar plan which may be hereafter adopted by the Company. Notwithstanding the foregoing, if a Participant withdraws twice during a Plan Year, such Participant may not again elect to participate until the first day of the next following Plan Year.

6.3 Termination of Employment.  Upon termination of the Participant’s employment for any reason, the payroll deductions credited to his account will be returned to him, or, in the case of his death subsequent to the termination of his employment, to the person or persons entitled thereto under Section 7.2. If prior to the Quarterly Grant Date, the Designated Subsidiary by which an employee is employed shall cease to be a subsidiary of the Company, or the employee is transferred to a subsidiary of the Company that is not a Designated Subsidiary, the employee shall be deemed to have terminated his employment for the purposes of the Plan.

6.4 Termination of Employment Due to Death.  Upon termination of the Participant’s employment because of his death, his Beneficiary, as defined in Section 7.2 shall have the right to elect, by written notice given to the Director of Compensation and Benefits, prior to the expiration of a 60-day period commencing with the date of the death of the Participant either

(a) to withdraw all of the payroll deductions credited to the Participant’s account under the Plan; or

(b) to exercise the Participant’s Option for the purchase of stock on the next Quarterly Grant Date following the date of the Participant’s death to purchase the number of whole shares of stock which the accumulated payroll deductions in the Participant’s account at the date of the Participant’s death may purchase at the Option Price and any excess in such account will be returned to the Beneficiary without interest.

In the event that no written notice of election is received by the Director of Compensation and Benefits, the Beneficiary shall automatically be deemed to have elected pursuant to paragraph (b) to exercise the Participant’s Option.

ARTICLE 7.	TRANSFERABILITY

7.1 Option Not Subject to Assignment.  No Option may be transferred, assigned, pledged or hypothecated (whether by operation of law or otherwise), except as provided by will or the applicable laws of descent or distribution, and no Option shall be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of an Option, or levy of attachment or similar process upon the Option not specifically permitted herein shall be null and void and without effect. An Option may be exercised only by the Eligible Employee during his or her lifetime, or pursuant to Section 6.4, by his or her estate or the person who acquires the right to exercise such Option upon his or her death by bequest or inheritance.

7.2 Designation of Beneficiary.  A Participant may file a written designation of a Beneficiary who is to receive any stock and/or cash. Such designation of Beneficiary may be changed by the Participant at any time by written notice to the Director of Compensation and Benefits. In the event the Participant fails to designate a Beneficiary, the Participant’s spouse shall be deemed to be the Beneficiary. If the Participant is unmarried at the time of death, the Participant’s estate shall be deemed to be the Beneficiary.

ARTICLE 8.	ADJUSTMENT PROVISIONS

The aggregate number of shares of Common Stock with respect to which Options may be granted, the aggregate number of shares of Common Stock subject to each outstanding Option, and the Option Price per share of each Option may all be appropriately adjusted as the Board may determine for any increase or decrease in the number of shares of issued Common Stock resulting from a subdivision or consolidation of shares, whether through reorganization, recapitalization, stock split-up, stock distribution or combination of shares, or the payment of a share dividend or other increase or decrease in the number of such shares outstanding effected without receipt of consideration by the Company. Adjustments under this Article 8 shall be made according to the sole discretion of the Board, and its decision shall be binding and conclusive.

ARTICLE 9.	DISSOLUTION, MERGER AND CONSOLIDATION

Upon the dissolution or liquidation of the Company, or upon a merger or consolidation of the Company in which the Company is not the surviving corporation, each Option granted hereunder shall expire as of the effective date of such transaction; provided, however, that the Board shall give at least 30 days’ prior written notice of such event to each optionee during which time he or she will have a right to exercise his or her wholly or partially unexercised Option and, subject to prior expiration pursuant to Section 5.4, each Option shall be exercisable after receipt of such written notice and prior to the effective date of such transaction.

ARTICLE 10.	CONDITIONS SUBSEQUENT TO EFFECTIVE DATE

The Plan is subject to the approval of the Plan by the holders of a majority of the outstanding shares of Common Stock of the Company within 12 months before or after the date of adoption of the Plan by the Board. The Plan shall be null and void and of no effect if the foregoing condition is not fulfilled.

ARTICLE 11.	LIMITATION ON OPTIONS

Notwithstanding any other provisions of the Plan:

11.1 Plan Construction.  The Company intends that Options granted and Common Stock issued under the Plan shall be treated for all purposes as granted and issued under an employee stock purchase plan within the meaning of Section 423 of the Code and regulations issued thereunder. Any provisions required to be included in the Plan under said Section and regulations issued thereunder are hereby included as fully and though set forth in the Plan at length.

11.2 Nondiscrimination.  All Eligible Employees shall have the same rights and privileges under the Plan, except that the amount of Common Stock which may be purchased under Options granted on any Quarterly Grant Date, pursuant to Section 5.4, shall bear a uniform relationship to the compensation of Eligible Employees. All rules and determinations of the Board in the administration of the Plan shall be uniformly and consistently applied to all persons in similar circumstances.

ARTICLE 12.	MISCELLANEOUS

12.1 Legal and Other Requirements.  The obligations of the Company to sell and deliver Common Stock under the Plan shall be subject to all applicable laws, regulations, rules and approvals, including, but not by way of limitation, the effectiveness of a registration statement under the Securities Act of 1933 if deemed necessary or appropriate by the Company. Certificates for shares of Common Stock issued hereunder may be legended as the Board shall deem appropriate.

12.2 No Obligation to Exercise Options.  The granting of an Option shall impose no obligation upon an optionee to exercise such Option.

12.3 Termination and Amendment of the Plan.  The Board, without further action on the part of the shareholders of the Company to the extent permitted by law, regulation and stock exchange requirements, may from time to time alter, amend or suspend the Plan or any Option granted hereunder or may at any time terminate the Plan, except that it may not effect a change inconsistent with Section 423 of the Code or regulations issued thereunder. No action taken by the Board under this Section may materially and adversely affect any outstanding Option without the consent of the holder thereof.

12.4 Application of Funds.  The proceeds received by the Company from the sale of Common Stock pursuant to Options will be used for general corporate purposes.

12.5 Withholding Taxes.  Upon the exercise of any Option under the Plan, the Company shall have the right to require the optionee to remit to the Company an amount sufficient to satisfy all federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for shares of Common Stock.

12.6 Right to Terminate Employment.  Nothing in the Plan or any agreement entered into pursuant to the Plan shall confer upon any Eligible Employee or other optionee the right to continue in the employment of the Company or any Designated Subsidiary or affect any right which the Company or any Designated Subsidiary may have to terminate the employment of such Eligible Employee or other optionee.

12.7 Rights as a Shareholder.  No optionee shall have any right as a shareholder unless and until certificates for shares of Common Stock are issued to him or her.

12.8 Leaves of Absence and Disability.  The Board shall be entitled to make such rules, regulations and determinations as it deems appropriate under the Plan in respect of any leave of absence taken by or disability of any Eligible Employee. Without limiting the generality of the foregoing, the Board shall be entitled to determine (i) whether or not any such leave of absence shall constitute a termination of employment within the meaning of the Plan, and (ii) the impact, if any, of such leave of absence on Options under the Plan theretofore granted to any Eligible Employee who takes such leave of absence.

12.9 Notices.  Every direction, revocation or notice authorized or required by the Plan shall be deemed delivered to the Company (1) on the date it is personally delivered to the Director of Compensation and Benefits of the Company at its principal executive offices or (2) three business days after it is sent by registered or certified mail, postage prepaid, addressed to the Director of Compensation and Benefits at such offices; and shall be deemed delivered to an optionee (1) on the date it is personally delivered to him or her or (2) three business days after it is sent by registered or certified mail, postage prepaid, addressed to him or her at the last address shown for him or her on the records of the Company or of any Designated Subsidiary.

12.10 Applicable Law.  All questions pertaining to the validity, construction and administration of the Plan and Options granted hereunder shall be determined in conformity with the laws of Delaware, to the extent not inconsistent with Section 423 of the Code and regulations thereunder.

12.11 Elimination of Fractional Shares.  If under any provision of the Plan which requires a computation of the number of shares of Common Stock subject to an Option, the number so computed is not a whole number of shares of Common Stock, such number of shares of Common Stock shall be rounded down to the next whole number.

NNNNNNNNNNNN Panera Bread Company 000004 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext MR A SAMPLE DESIGNATION (IF ANY) 000000000.000000 ext 000000000.000000 ext ADD 1 Electronic Voting Instructions ADD 2 ADD 3 You can vote by Internet or telephone! ADD 4 Available 24 hours a day, 7 days a week! ADD 5 Instead of mailing your proxy, you may choose one of the two voting ADD 6 methods outlined below to vote your proxy. NNNNNNNNN VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Daylight Time, on May 23, 2007. Vote by Internet · Log on to the Internet and go to www.investorvote.com • Follow the steps outlined on the secured website. Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call. Using a black ink pen, mark your votes with an X as shown in X • Follow the instructions provided by the recorded message. this example. Please do not write outside the designated areas. Annual Meeting Proxy Card 123456 C0123456789 12345 3 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3 A Election of Director — The Board of Directors recommends a vote FOR the listed nominee to serve for a term ending in 2010. 1. Nominee: For Withhold + 01 — Larry J. Franklin B Issues — The Board of Directors recommends a vote FOR the following proposals. For Against Abstain For Against Abstain 2. To consider and act upon a proposal to approve an 3. Ratification of the appointment of PricewaterhouseCoopers amendment to our 1992 Employee Stock Purchase Plan LLP as independent registered public accounting firm for the increasing the number of shares available for issuance under Company for the fiscal year ending December 25, 2007. the plan from 700,000 to 825,000 and granting to our Board of Directors the power to designate subsidiaries 4. In their discretion, the Proxies are authorized to vote upon any other business whose employees are eligible to participate in the plan. that may properly come before the meeting or at any adjournment(s) thereof. C Non-Voting Items Change of Address — Please print your new address below. Comments — Please print your comments below. Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. D Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND NNNNNNN1 2 D V 0 1 3 0 6 2 1 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + <STOCK#> 00PBHC 3

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3 Proxy — Panera Bread Company PANERA BREAD COMPANY 6710 Clayton Road Richmond Heights, MO 63117 Annual Meeting of Stockholders — May 24, 2007 Proxy Solicited on Behalf of the Board of Directors The undersigned, revoking all prior proxies, hereby appoints Neal J. Yanofsky, Patricia A. Gray and Jeffrey W. Kip, or any of them, as Proxies, the true and lawful attorneys in fact, agents and proxies of the undersigned with full power of substitution for and on behalf of the undersigned at the 2007 Annual Meeting of Stockholders of PANERA BREAD COMPANY to be held at the Crowne Plaza Hotel at 7750 Carondelet Avenue, Clayton, Missouri 63105, on May 24, 2007, at 10:30 a.m., Central Daylight Time, and at any and all postponements or adjournments thereof. The undersigned hereby directs the said Proxies to vote in accordance with their judgment on any matters which may properly come before the Annual Meeting, all as indicated in the Notice of Annual Meeting, receipt of which is hereby acknowledged, and to act on the following matters set forth in such notice as specified by the undersigned. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” THE NOMINEE LISTED IN PROPOSAL 1, “FOR” PROPOSALS 2 AND 3 AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF. Should a nominee be unable to serve, this proxy may be voted for a substitute selected by the Board of Directors. This card also provides confidential voting instructions for shares held in the Panera Bread Company, 401(k) Savings Plan, which we refer to as the Plan. If you are a participant and have vested shares of Panera Bread Company Common Stock allocated to your account in the Plan, please read the following instruction regarding voting of those shares. Trustee’s Authorization: You may direct Banker’s Trust Company, as trustee of the Plan, how to vote shares of Panera Bread Company Common Stock allocated to your Plan account by completing and returning this Voting Instruction Form. The Company’s Chief Financial Officer will vote all shares for which no instructions are received “FOR” the nominee listed on the reverse side and “FOR” Proposals 2 and 3. The Trustee will vote the shares represented by this Voting Instruction Form if proper instructions are completed, signed and received by Computershare before 11:59 p.m., Eastern Daylight Time, on May 21, 2007. PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE UNLESS YOU VOTE OVER THE INTERNET OR BY TELEPHONE.